Exhibit 10.3
EMPLOYEE MATTERS AGREEMENT
by and between
THE E.W. SCRIPPS COMPANY
and
SCRIPPS NETWORKS INTERACTIVE, INC.
Dated as of                                         , 2008

i

Exhibits
Valuation Methodologies	Exhibit A
Form of Other Enrolled Actuary Agreement	Exhibit A-1
SNI Retained Welfare Plans	Exhibit B
EWS Welfare Plans	Exhibit C
EWS Retiree Medical Program	Exhibit D

Schedules
EWS Directors	Schedule 1.01(a)
EWS Subsidiaries	Schedule 1.01(b)
Joint EWS/SNI Directors	Schedule 1.01(c)
SNI Directors	Schedule 1.01(d)
SNI Subsidiaries	Schedule 1.01(e)
SNI Employment Agreements	Schedule 8.03(b)

EMPLOYEE MATTERS AGREEMENT
     THIS EMPLOYEE MATTERS AGREEMENT (the “Agreement”), dated as of ____________, 2008, by and between The E.W. Scripps Company, an Ohio corporation (“EWS”), and Scripps Networks Interactive, Inc., an Ohio corporation and an indirect subsidiary of EWS (“SNI”, and, together with EWS, each, a “Party” and collectively, the “Parties”). Capitalized terms used in this Agreement (other than the formal names of the EWS Benefit Plans (as defined below), the SNI Benefit Plans (as defined below) and other agreements) and not otherwise defined, are defined as set forth in Section 1.01.
RECITALS
     WHEREAS, the Board of Directors of EWS has determined that it is in the best interests of EWS to separate the SNI Business and the EWS Business into two independent public companies, on the terms and subject to the conditions set forth in the Separation Agreement (as defined below), in order to separate businesses with differing strategic directions, eliminate existing constraints regarding capital allocation, concentrate management focus, allow more tailored management incentives, and accommodate differing shareholder bases;
     WHEREAS, in order to effectuate the foregoing, EWS and SNI have entered into a Separation and Distribution Agreement, dated as of ____________, 2008, as amended (the “Separation Agreement”), pursuant to which and subject to the terms and conditions set forth therein, the SNI Business shall be separated from the EWS Business, and all of the issued and outstanding Class A Common Shares, par value $0.01 per share, of SNI and Common Voting Shares, par value $0.01 per share, of SNI (collectively, the “SNI Common Shares”) beneficially owned by EWS shall be distributed (the “Distribution”) on a pro rata basis to the holders of the issued and outstanding Class A Common Shares, par value $0.01 per share, of EWS and Common Voting Shares, par value $0.01 per share, of EWS (collectively, the “EWS Common Shares”); and
     WHEREAS, pursuant to the Separation Agreement, EWS and SNI have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans, programs and arrangements, and certain employment matters between and among them.
     NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Action” means any claim, demand, complaint, charge, action, cause of action, suit, countersuit, arbitration, litigation, inquiry, proceeding or investigation.
     “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such specified Person; provided, however, that for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group.

     “Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement, including all the exhibits and schedules hereto, and all amendments made hereto from time to time.
     “Ancillary Agreements” has the same meaning as provided in the Separation Agreement.
     “Asset” means any right, property or asset, whether real, personal or mixed, tangible or intangible, of any kind, nature and description, whether accrued, contingent or otherwise, and wheresoever situated and whether or not carried or reflected, or required to be carried or reflected, on the books of any Person.
     “Benefit Plan” means, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, disability or accident insurance plan, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute).
     “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, and any similar state group health plan continuation Law, together with all regulations and proposed regulations promulgated thereunder.
     “Code” means the United States Internal Revenue Code of 1986, as amended.
     “Combined Company Share Value” means the closing price per share of EWS Common Shares trading on a “regular way” basis as reported on the NYSE as of the NYSE trading day immediately preceding the Distribution Date.
     “Control” means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise. The term “Controlled” shall have a correlative meaning.
     “Distribution” shall have the meaning ascribed thereto in the recitals to this Agreement, as the same is further described in the Separation Agreement.
     “Distribution Date” means the date on which the Distribution shall be effected, such date to be determined by, or under the authority of, the Board of Directors of EWS in its sole and absolute discretion.
     “DOL” means the United States Department of Labor.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means with respect to any Person, each business or entity that is a member of a “controlled group of corporations,” under “common control” or a member of an “affiliated service group” with such Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA.

     “Estimated Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.02(b)(ii) of this Agreement.
     “EWS” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “EWS Actuary” means Towers, Perrin, Forster & Crosby, Inc. (New York), or any other independent actuary appointed by EWS.
     “EWS Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by EWS or any of its Subsidiaries or Affiliates including the EWS Retirement Plan, the EWS RIP, the EWS Reimbursement Account Plan, the EWS Deferred Compensation Plans, the EWS Retiree Medical Program and the EWS Welfare Plans.
     “EWS Business” means all businesses and operations conducted by the EWS Group from time to time, whether prior to, at or after the Distribution Date, other than the SNI Business.
     “EWS Committee” means the Compensation Committee of the Board of Directors of EWS, or sub-committee thereof.
     “EWS Common Shares” shall have the meaning ascribed thereto in the recitals to this Agreement.
     “EWS Deferred Compensation Plans” means, collectively, the Scripps Executive Deferred Compensation Plan and The E. W. Scripps 1997 Deferred Compensation and Stock Plan for Directors.
     “EWS Director” means those individuals listed on Schedule 1.01(a).
     “EWS Employee” means any individual who, immediately following the Distribution Date, will be employed by EWS or any member of the EWS Group in a capacity considered by EWS to be common law employment, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).
     “EWS Group” means, as of the Distribution Date, EWS and each of its Subsidiaries (or any predecessor organization thereof), including those Subsidiaries set forth on Schedule 1.01(b), and any corporation or entity that may become part of such Group from time to time thereafter. The EWS Group shall not include any member of the SNI Group.
     “EWS Indemnified Parties” shall have the meaning ascribed thereto in Section 10.1 of this Agreement.
     “EWS Liabilities” means all Liabilities assumed or retained by any member of the EWS Group pursuant to this Agreement.
     “EWS Participant” means any individual who, immediately following the Distribution Date, is an EWS Employee, a Former EWS Employee or a beneficiary, dependent or alternate payee of any of the foregoing.
     “EWS Phantom Stock Unit” shall mean a unit credited under The E. W. Scripps 1997 Deferred Compensation and Stock Plan for Directors representing a general unsecured promise by EWS or one of its Subsidiaries or Affiliates to deliver EWS Common Shares or dividend equivalents, if applicable (or the cash equivalent of either), at the time set forth in The E. W. Scripps 1997 Deferred Compensation and Stock Plan for Directors.

     “EWS Post-Distribution Share Value” means the average of the volume weighted average of the trading price per share of EWS Common Shares trading on a “regular way” basis as reported on the NYSE for the ten full NYSE trading days immediately following the Distribution Date.
     “EWS Ratio” means the quotient obtained by dividing (i) the EWS Post-Distribution Share Value, by (ii) the Combined Company Share Value.
     “EWS Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.03 of this Agreement.
     “EWS Retained Claim” shall have the meaning ascribed thereto in Section 9.01 of this Agreement.
     “EWS Retiree Medical Program” shall have the meaning ascribed thereto in Section 5.02(c)(i) of this Agreement.
     “EWS Retirement Plan” means the Scripps Pension Plan (including the Scripps Group Pension Plan).
     “EWS RIP” means the Scripps Retirement and Investment Plan, (including the Scripps Group Retirement and Investment Plan With Match, and the Scripps Group Retirement and Investment Plan Without Match).
     “EWS Service Plans” means, collectively, the EWS Retirement Plan, and the EWS RIP.
     “EWS Share Plans” means, collectively, The E. W. Scripps Company Amended and Restated 1997 Long-Term Incentive Plan, the 1994 Non-Employee Directors’ Stock Option Plan, The E. W. Scripps 1997 Deferred Compensation and Stock Plan for Directors, and any other stock option or stock incentive compensation plan or arrangement maintained before the Distribution Date for employees, officers, non-employee directors or other independent contractors of EWS or its Subsidiaries or Affiliates, as amended (exclusive of the SNI Share Plan, The E. W. Scripps Company Employee Stock Purchase Plan, and the Scripps Networks, Inc. Employee Stock Purchase Plan).
     “EWS Supplemental Executive Retirement Plan” means the Scripps Supplemental Executive Retirement Plan.
     “EWS Welfare Plans” shall have the meaning ascribed thereto in Section 5.02(a) of this Agreement.
     “Final Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.02(b)(iv) of this Agreement.
     “Final Transfer Date” shall have the meaning ascribed thereto in Section 3.02(b)(v) of this Agreement.
     “Former EWS Employee” means, (i) as of the Distribution Date, any former employee of EWS, SNI or a Subsidiary or Affiliate of EWS or SNI, including retired, deferred vested, non-vested and other inactive terminated individuals, now, or in the future, whose most recent active employment with EWS or a Subsidiary or Affiliate was with a member of the EWS Group and (ii) after the Distribution Date, any employee of a member of the EWS Group, whose employment with a member of the EWS Group terminates after the Distribution Date for any reason. Any individual who is an employee of any member of the SNI Group on the Distribution Date shall not be a “Former EWS Employee.”

     “Former SNI Employee” means, (i) as of the Distribution Date, any former employee of any member of the SNI Group, including retired, deferred vested, non-vested and other inactive terminated individuals, whose most recent active employment with EWS or a Subsidiary or Affiliate was with a member of the SNI Group and such active employment has ended on or before the Distribution Date and (ii) after the Distribution Date, any employee of a member of the SNI Group, including retired, deferred vested, non-vested and other inactive terminated individuals, whose employment with a member of the SNI Group terminates after the Distribution Date for any reason.
     “Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency or official, or any other regulatory, self-regulatory, administrative or governmental organization or authority, including the NYSE.
     “Group” means the EWS Group and/or the SNI Group, as the context requires.
     “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.
     “HSA” shall have the meaning ascribed thereto in Section 5.09 of this Agreement.
     “Indemnified Parties” shall have the meaning ascribed thereto in Section 4.03 of this Agreement.
     “Information” shall mean all information, whether in written, oral, electronic or other tangible or intangible forms, stored in any medium, including non-public financial information, studies, reports, records, books, accountants’ work papers, contracts, instruments, flow charts, data, communications by or to attorneys, memos and other materials prepared by attorneys and accountants or under their direction (including attorney work product) and other financial, legal, employee or business information or data.
     “Initial Asset Transfer” shall have the meaning ascribed thereto in Section 3.02(b)(iii) of this Agreement.
     “Initial Transfer Amount” shall have the meaning ascribed thereto in Section 3.02(b)(iii) of this Agreement.
     “Initial Transfer Date” shall have the meaning ascribed thereto in Section 3.02(b)(iii) of this Agreement.
     “IRS” means the United States Internal Revenue Service.
     “Joint EWS/SNI Director” means those individuals listed on Schedule 1.01(c).
     “Law” means any applicable foreign, federal, national, state, provincial or local law (including common law), statute, ordinance, rule, regulation, code or other requirement enacted, promulgated, issued or entered into, or act taken, by a Governmental Authority.
     “Liabilities” means all debts, liabilities, obligations, responsibilities, response actions, Losses, damages (whether compensatory, punitive, consequential, treble or other), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, on-or off-balance sheet, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including those arising under or in connection with any Law, or other pronouncements of Governmental Authorities constituting an Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or a Party, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys’ fees, disbursements and expense of counsel, expert and consulting fees, fees of third party administrators and costs related thereto or to the investigation or defense thereof.
     “Loss” means any claim, demand, complaint, damages (whether compensatory, punitive, consequential, treble or other), fines, penalties, loss, liability, payment, cost or expense arising out of, relating to or in connection with any Action.
     “Lost Participant” or “Lost Participants” means any individual who, as of the Distribution Date, is a participant under the EWS Retirement Plan or the EWS RIP, whose accrued benefit (in the case of the EWS Retirement Plan) or whose account balance (in the case of the EWS RIP) is not transferred to the SNI 401(k) or the SNI Retirement Plan, and whose current address is unknown on the Distribution Date.
     “NYSE” means the New York Stock Exchange, Inc.
     “Option,” (a) when immediately preceded by “Old EWS,” means an option to purchase EWS Common Shares that is outstanding immediately prior to the Distribution Date pursuant to an EWS Share Plan, (b) when immediately preceded by “New EWS,” means an option to purchase EWS Common Shares that is outstanding following the Distribution Date pursuant to an EWS Share Plan (“New EWS Options,” together with “Old EWS Options,” “EWS Options”) and (c) when immediately preceded by “SNI,” means an option to purchase SNI Common Shares pursuant to the SNI Share Plan.
     “Participating Company” means EWS and any Person (other than an individual) participating in an EWS Benefit Plan.
     “Parties” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “Person” means any natural person, corporation, general or limited partnership, limited liability company or partnership, joint stock company, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.
     “Pre-Transition Claim Period” shall have the meaning ascribed thereto in Section 5.05(b) of this Agreement.
     “Pre-Transition Claims” shall have the meaning ascribed thereto in Section 5.05(b) of this Agreement.
     “Record Date” shall have the meaning ascribed thereto in the Separation Agreement.
     “Restricted Shares,” (a) when immediately preceded by “Old EWS,” means EWS Common Shares that are subject to forfeiture in the event that certain terms and conditions are not satisfied and that are outstanding immediately prior to the Distribution Date pursuant to an EWS Share Plan, (b) when immediately preceded by “New EWS,” means EWS Common Shares that are subject to forfeiture in the event that certain terms and conditions are not satisfied and that are outstanding following the Distribution Date pursuant to an EWS Share Plan (“New EWS Restricted Shares,” together with “Old EWS Restricted Shares,” “EWS Restricted Shares”) and (c) when immediately preceded by “SNI,” means SNI Common Shares that are subject to forfeiture in the event that certain terms and conditions are not satisfied pursuant to the SNI Share Plan.
     “Restricted Share Units,” (a) when immediately preceded by “Old EWS,” means the general unsecured promise by EWS or one of its Subsidiaries or Affiliates to deliver a certain number of EWS Common Shares in the future that are outstanding prior to the Distribution Date pursuant to an EWS Share Plan, and (b) when immediately preceded by “SNI,” means the general unsecured promise by SNI or one of its Subsidiaries or Affiliates to deliver a certain number of SNI Common Shares in the future pursuant to the SNI Share Plan.
     “Revised Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.02(b)(iv) hereof.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Separation Agreement” shall have the meaning ascribed thereto in the recitals to this Agreement.
     “Service Crediting Date” shall have the meaning ascribed thereto in Section 2.04(b)(i) of this Agreement.
     “SNI” shall have the meaning ascribed thereto in the preamble to this Agreement.
     “SNI 401(k)” shall have the meaning ascribed thereto in Section 4.01(a) of this Agreement.
     “SNI Actuary” means Towers, Perrin, Forster & Crosby, Inc. (New York), or any other independent actuary appointed by SNI.
     “SNI Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by any member of the SNI Group including the SNI Retirement Plan, the SNI 401(k), the SNI Reimbursement Account Plan, the SNI Deferred Compensation Plans, the SNI Retiree Medical Program, the SNI Retained Welfare Plans, the SNI Retained Retirement Plans, and the SNI Welfare Plans.
     “SNI Business” means all businesses and operations conducted by the SNI Group from time to time, whether prior to, at or after the Distribution Date, including the businesses and operations conducted by the SNI Group as more fully described in the SNI Information Statement and excluding the EWS Business.
     “SNI Common Shares” shall have the meaning ascribed thereto in the recitals to this Agreement.
     “SNI Deferred Compensation Plans” shall have the meaning given that term in Section 6.01.
     “SNI Director” means those individuals listed on Schedule 1.01(d).
     “SNI Employee” means any individual who, immediately following the Distribution Date, will be employed by SNI or any member of the SNI Group in a capacity considered by SNI to be common law employment, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).
     “SNI Group” means, as of the Distribution Date, SNI and each of its Subsidiaries, including those Subsidiaries set forth on Schedule 1.01(e), and any corporation or entity that may become part of such Group from time to time thereafter. The SNI Group shall not include any member of the EWS Group.
     “SNI Indemnified Parties” shall have the meaning ascribed thereto in Section 10.2 of this Agreement.
     “SNI Information Statement” means the definitive information statement distributed to holders of EWS Common Shares in connection with the Distribution and filed with the SEC as Exhibit 99.1 to the Registration Statement or as an exhibit to a Form 8-K of SNI.

     “SNI Liabilities” means all Liabilities assumed or retained by any member of the SNI Group pursuant to this Agreement.
     “SNI Participant” means any individual who, immediately following the Distribution Date, is a SNI Employee, a Former SNI Employee or a beneficiary, dependent or alternate payee of any of the foregoing.
     “SNI Phantom Stock Unit” shall mean a unit credited under an SNI Deferred Compensation Plan representing a general unsecured promise by SNI or one of its Subsidiaries or Affiliates to deliver SNI Common Shares or dividend equivalents, if applicable (or the cash equivalent of either), at the times set forth in the applicable SNI Deferred Compensation Plan.
     “SNI Plan Participants” shall have the meaning ascribed thereto in Section 3.01 of this Agreement.
     “SNI Post-Distribution Share Value” means the average of the volume weighted average of the trading price per share of SNI Common Shares trading on a “regular way” basis as reported on the NYSE for the ten full NYSE trading days immediately following the Distribution Date.
     “SNI Ratio” means the quotient obtained by dividing (i) the SNI Post-Distribution Share Value, by (ii) the Combined Company Share Value.
     “SNI Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.03 of this Agreement.
     “SNI Retiree Medical Program” shall have the meaning ascribed thereto in Section 5.02(c)(ii) of this Agreement.
     “SNI Retained Retirement Plan” shall have the meaning ascribed thereto in Section 4.03 of this Agreement.
     “SNI Retained Welfare Plans” shall have the meaning ascribed thereto in Section 5.01 of this Agreement.
     “SNI Retirement Plan” shall have the meaning ascribed thereto in Section 3.01 of this Agreement.
     “SNI Service Plans” means, collectively, the SNI Retirement Plan and the SNI 401(k).
     “SNI Share Plan” means the Scripps Networks, Interactive 2008 Long-Term Incentive Plan.
     “SNI Supplemental Executive Retirement Plan” shall have the meaning given that term in Section 6.02.
     “SNI Welfare Plans” shall have the meaning ascribed thereto in Section 5.02(a) of this Agreement.
     “Subsidiary” has the same meaning as provided in the Separation Agreement.
     “Third-Party Claim” shall have the meaning ascribed thereto in Section 10.03(a) of this Agreement.

     “Transition Period” means, with respect to each EWS Benefit Plan in which any SNI Group member is a Participating Company, the period of time beginning on the Distribution Date and ending on December 31, 2008.
     “Transition Period End Date” means the last day of the Transition Period.
     “True-Up Amount” shall have the meaning ascribed thereto in Section 3.02(b)(v) of this Agreement.
     “Unvested Old EWS Option” means an Old EWS Option held by a SNI Participant as of the Distribution Date that is not a Vested Old EWS Option.
     “U.S.” means the United States of America.
     “Vested Old EWS Option” means an Old EWS Option held by a SNI Participant as of the Distribution Date that is vested or exercisable in accordance with its terms (and with respect to any EWS Employees, without regard to any provision that provides for accelerated vesting upon retirement pursuant to the applicable retirement practices and policies of EWS).
     SECTION 1.02. General Interpretive Principles. Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires. The words “hereof,” “herein,” “hereunder,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and references to Article, Section, paragraph, exhibit and schedule are references to the Articles, Sections, paragraphs, exhibits and schedules to this Agreement unless otherwise specified. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified. Any reference to any federal, state, local or non-U.S. statute or Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.
ARTICLE II
GENERAL PRINCIPLES
     SECTION 2.01. Assumption And Retention Of Liabilities; Related Assets.
          (a) As of the Distribution Date, except as otherwise expressly provided for in this Agreement, EWS shall, or shall cause one or more members of the EWS Group to, assume or retain and EWS hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all EWS Benefit Plans (provided, that as between EWS and SNI, SNI shall be responsible for certain of those Liabilities pursuant to Section 2.01(b) of this Agreement), (ii) all Liabilities with respect to the employment, retirement, service, termination of employment or termination of service of all EWS Employees, Former EWS Employees, their dependents and beneficiaries and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any member of the EWS Group or in any other employment, non-employment, or retainer arrangement or relationship with any member of the EWS Group), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the EWS Group, and (iii) any other Liabilities expressly assumed by or retained by EWS or any of its Subsidiaries or Affiliates under this Agreement. For purposes of clarification and the avoidance of doubt, (x) the Liabilities assumed or retained by the EWS Group as provided for in this Section 2.01(a) are intended to be EWS Liabilities as such term is defined in the Separation Agreement, and (y) the Parties intend that such Liabilities assumed or retained by the EWS Group include the retirement benefits and health and welfare plan benefits under the EWS Benefit Plans for all EWS

Employees, Former EWS Employees, their dependants, beneficiaries, alternate payees and surviving spouses.
          (b) As of the Distribution Date, except as otherwise expressly provided for in this Agreement, SNI shall, or shall cause one or more members of the SNI Group to, assume or retain for each EWS Benefit Plan, and SNI hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities in respect of SNI Participants under all EWS Benefit Plans arising prior to and during the Transition Period for each EWS Benefit Plan, (ii) all Liabilities under all SNI Benefit Plans, (iii) all Liabilities with respect to the employment, service, retirement, termination of employment or termination of service of all SNI Employees, Former SNI Employees, their dependents and beneficiaries and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any member of the SNI Group or in any other employment, non-employment, or retainer arrangement or relationship with any member of the SNI Group), and (iv) any other Liabilities expressly assumed or retained by SNI or any of its Subsidiaries or Affiliates under this Agreement. For purposes of clarification and the avoidance of doubt, (x) the Liabilities assumed or retained by the SNI Group as provided for in this Section 2.01(b) are intended to be SNI Liabilities as such term is defined in the Separation Agreement, and (y) the Parties intend such Liabilities assumed or retained by the SNI Group include retirement benefits and health and welfare plan benefits under the SNI Benefit Plans for all SNI Employees, Former SNI Employees, their dependents, beneficiaries, alternate payees and surviving spouses.
          (c) From time to time after the Distribution, SNI shall promptly reimburse EWS, upon EWS’ presentation of such substantiating documentation as SNI shall reasonably request, for the cost of any Liabilities satisfied by EWS or its Subsidiaries or Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of SNI or any of its Subsidiaries or Affiliates.
          (d) From time to time after the Distribution, EWS shall promptly reimburse SNI, upon SNI’s presentation of such substantiating documentation as EWS shall reasonably request, for the cost of any Liabilities satisfied by SNI or its Subsidiaries or Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of EWS or any of its Subsidiaries or Affiliates.
     SECTION 2.02. SNI Participation In EWS Benefit Plans.
          (a) During the Transition Period. Except as otherwise expressly provided for in this Agreement, and except for the EWS Benefit Plans described in Articles VI, VII, and VIII herein, until the Transition Period End Date, SNI and each member of the SNI Group that presently participates in a particular EWS Benefit Plan may continue to be a Participating Company in such EWS Benefit Plan, and EWS and SNI shall take all necessary action to effectuate each such continuation.
          (b) After the Transition Period. Except as otherwise expressly provided for in this Agreement, effective as of the Transition Period End Date, SNI and each member of the SNI Group shall cease to be a Participating Company in the corresponding EWS Benefit Plan, and EWS and SNI shall take all necessary action to effectuate each such cessation.
     SECTION 2.03. Comparable Compensation And Benefits.
          (a) In General. With respect to a SNI Employee and with respect to each Benefit Plan, for the period commencing on the Distribution Date and ending on the Transition Period End Date, SNI (acting directly or through its Subsidiaries or Affiliates) intends to provide such SNI Employees with compensation opportunities (including salary, wages, commissions and bonus opportunities) and employee benefits that are substantially comparable, in the aggregate, to the compensation opportunities and employee benefits to which such SNI Employees were entitled to immediately prior to the Distribution Date.
          (b) Amendment and Termination of SNI Benefit Plans. The terms of each SNI Benefit Plan shall be reflected solely in the terms of written documents duly adopted by SNI, and SNI shall retain the right to amend, modify or terminate any such plan effective as of any date on or after the establishment of the SNI Benefit Plan, to the extent permitted by law.
     SECTION 2.04. Service Recognition.
          (a) Pre-Distribution Service Credit. SNI shall give each SNI Participant full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any SNI Benefit Plan for such SNI Participant’s service with any member of the EWS Group prior to the Distribution Date to the same extent such service was recognized by the corresponding EWS Benefit Plans immediately prior to the Distribution Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in the duplication of benefits.
          (b) Post-Distribution Reciprocal Service Crediting. Each of EWS and SNI (acting directly or through their respective Subsidiaries or Affiliates) shall cause each of the EWS Service Plans and the SNI Service Plans, respectively, to provide the following service crediting rules effective as of the Distribution Date:
          (i) If an EWS Employee who participates in any of the EWS Service Plans becomes employed by a member of the SNI Group on or after the Distribution Date, but on or before the Transition Period End Date for any corresponding SNI Service Plans (the “Service Crediting Date”) and such EWS Employee has been continuously employed by the EWS Group through the date such EWS Employee commences active employment with a member of the SNI Group, then such EWS Employee’s service with the EWS Group following the Distribution Date shall be recognized for purposes of eligibility, vesting and level of benefits under the corresponding SNI Service Plans, in each case to the same extent as such EWS Employee’s service with the EWS Group was recognized under the corresponding EWS Service Plans.
          (ii) If an EWS Employee who participates in any of the EWS Service Plans becomes employed by a member of the SNI Group either (A) on or after the date that the SNI Group ceases to be an ERISA Affiliate with the EWS Group, or (B) without having been continuously employed by the EWS Group from the Distribution Date through the date such EWS Employee commences active employment with a member of the SNI Group, then the corresponding SNI Service Plans will take into consideration such individual’s service with the EWS Group and the SNI Group, in each case, prior to the Distribution Date, only to the extent required by applicable Law.
          (iii) If a SNI Employee becomes employed by a member of the EWS Group prior to the Service Crediting Date and such SNI Employee is continuously employed by the SNI Group from the Distribution Date through the date such SNI Employee commences active employment with a member of the EWS Group, then such SNI Employee’s service with the SNI Group following the Distribution Date shall be recognized for purposes of eligibility, vesting and level of benefits under the corresponding EWS Service Plans.
          (iv) If a SNI Employee who participates in any of the SNI Service Plans becomes employed by a member of the EWS Group either (A) on or after the date that the SNI Group ceases to be an ERISA Affiliate with the EWS Group, or (B) without having been continuously employed by the SNI Group from the Distribution Date through the date such SNI Employee commences active employment with a member of the EWS Group, then the corresponding EWS Service Plans will take into consideration such individual’s service with the EWS Group and the SNI Group, in each case, prior to the Distribution Date, only to the extent required by applicable Law.
          (v) Notwithstanding anything in this Agreement to the contrary, for the one year period commencing on the Distribution Date the EWS Service Plans and the SNI Service Plans shall provide that no break in service occurs with respect to any EWS Employee or SNI Employee who is hired or rehired by any member of the SNI Group or the EWS Group after the termination of such EWS Employee’s or SNI Employee’s employment with either the EWS Group or the SNI Group within such one year period.
          (vi) Notwithstanding anything in this Agreement to the contrary, the employment service with the EWS Group or the SNI Group shall not be double counted or result in duplicative benefits or service crediting under any EWS or SNI Service Plan.
ARTICLE III
U.S. QUALIFIED DEFINED BENEFIT PLAN
     SECTION 3.01. Establishment of SNI Retirement Plan. Effective as of the day following the Transition Period End Date for the EWS Retirement Plan, SNI shall, or shall have caused one or more members of the SNI Group to, establish a defined benefit pension plan and related trust to provide retirement benefits to SNI Participants (including Former SNI Employees) who on the Transition Period End Date were participants in, or entitled to present or future benefits (whether or not vested) under, the EWS Retirement Plan (such defined benefit pension plan, the “SNI Retirement Plan” and such SNI Participants, the “SNI Plan Participants”). SNI shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain and administer the SNI Retirement Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Notwithstanding the above, until the Transition Period End Date, all benefits payable to SNI Plan Participants shall be paid from the EWS Retirement Plan. SNI (acting directly or through its Subsidiaries or Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) accrued under the SNI Retirement Plan during the Transition Period.
     SECTION 3.02. SNI Participants.
          (a) Assumption of EWS Retirement Plan Liabilities. Effective as of the Initial Transfer Date, SNI (acting directly or through its Subsidiaries or Affiliates) hereby agrees to cause the SNI Retirement Plan to assume, and to fully perform, pay and discharge, all accrued benefits under the EWS Retirement Plan relating to all SNI Plan Participants as of the Distribution Date (inclusive of benefits paid by the EWS Retirement Plan to SNI Plan Participants following the Distribution Date, but prior to the Initial Transfer Date in accordance with Section 3.01 above, but excluding benefits attributable to Lost Participants).
          (b) Transfer of EWS Retirement Plan Assets.
          (i) The Parties intend that the portion of the EWS Retirement Plan covering SNI Plan Participants (excluding forfeitures attributable to Lost Participants) shall be transferred to the SNI Retirement Plan in accordance with Sections 401(a)(12) and 414(l) of the Code, Treasury Regulation Section 1.414(l)-1, and Section 208 of ERISA. No later than 30 days prior to the Transition Period End Date, EWS and SNI (acting directly or through their respective Subsidiaries or Affiliates) shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of Assets and Liabilities from the EWS Retirement Plan to the SNI Retirement Plan. EWS (acting directly or through its respective Subsidiaries or Affiliates) shall, to the extent necessary, timely file one or more notices (PBGC Form 10 series) regarding the reportable event or events (within the meaning of section 4043 of ERISA) occurring as a result of the transactions contemplated by this Agreement and the Separation Agreement.
          (ii) As soon as reasonably practicable following the Distribution Date, EWS shall cause the EWS Actuary to determine the estimated value, as of the Distribution Date, of the Assets to be transferred to the SNI Retirement Plan in accordance with the assumptions and valuation methodology set forth on Exhibit A attached hereto (the “Estimated Retirement Plan Transfer Amount”).
          (iii) On or before the Transition Period End Date, EWS shall cause a transfer to the SNI Retirement Plan of an amount of Assets, in the form of cash, securities or other property or a combination thereof, from the trust under the EWS Retirement Plan, at least sufficient to fund benefit payments reasonably projected to be required under the SNI Retirement Plan prior to the Initial Transfer Date (the “Initial Asset Transfer”). Within 180 days (or such later time as mutually agreed to by the Parties) following the determination of the Estimated Retirement Plan Transfer Amount, EWS and SNI (each acting directly or through their respective Subsidiaries or Affiliates) shall cooperate in good faith to cause an initial transfer of Assets (the date of such transfer, the “Initial Transfer Date”) from the EWS Retirement Plan to the SNI Retirement Plan in an amount not less than 75% of the Estimated Retirement Plan Transfer Amount minus the Initial Asset Transfer, adjusted to reflect earnings or losses during the period from the Distribution Date to the Initial Transfer Date (such amount, the “Initial Transfer Amount”). Such earnings or losses shall be determined based on the actual rate of return of the EWS Retirement Plan for the period commencing on the Distribution Date and ending on the last calendar day of the month ending immediately prior to the Initial Transfer Date. Earnings or losses for the period from such last day of the month to the Initial Transfer Date shall be based on a blended index of the benchmarks utilized by Russell Investment Group to monitor and measure performance of the assets of the EWS Retirement Plan, in proportion to the amounts actually invested as of the date that is as close as administratively practicable to the Initial Transfer Date, but in no event more than five business days prior to the Initial Transfer Date. EWS shall satisfy its obligation pursuant to this Section 3.02(b)(iii) by transferring Assets, in the form of cash, securities or other property or a combination thereof, equal to the Initial Transfer Amount consisting of a pro rata percentage rounded up or down to the nearest whole lot or distributable unit, of all investments (to the extent practicable), under the EWS Retirement Plan.
          (iv) Within 180 days following the Initial Transfer Date, EWS shall cause the EWS Actuary to provide SNI with a revised calculation of the value, as of the Distribution Date, of the Assets to be transferred to the SNI Retirement Plan determined in accordance with the assumptions and valuation methodology set forth on Exhibit A attached hereto (the “Revised Retirement Plan Transfer Amount”). SNI may submit, at its sole cost and expense, the Revised Retirement Plan Transfer Amount to the SNI Actuary for verification; provided, that, such verification process and any calculation performed by the SNI Actuary in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Exhibit A attached hereto. Furthermore, the EWS Actuary and SNI Actuary shall cooperate in good faith to ensure that any such verification process is performed in a timely manner. In the event the SNI Actuary determines that the value, as of the Distribution Date, of the Assets to be transferred to the SNI Retirement Plan differs from the Revised Retirement Plan Transfer Amount, the SNI Actuary and EWS Actuary shall use good faith efforts to reconcile any such difference. If the SNI Actuary and the EWS Actuary fail to reconcile such difference and (A) the SNI Actuary’s calculation is within 2% of the Revised Retirement Plan Transfer Amount, the average of the Revised Retirement Plan Transfer Amount and the SNI Actuary’s calculation shall be used; or (B) the difference between the SNI Actuary’s calculation and the Revised Retirement Plan Transfer Amount exceeds 2%, the parties shall enter into a letter agreement in substantially the form provided in Exhibit A-1 under which the parties shall jointly designate another independent actuary whose calculation of the value, as of the Distribution Date, of the Assets to be transferred to the SNI Retirement Plan shall be final and binding; provided, that, such calculation must be performed in accordance with the assumptions and valuation methodology set forth on Exhibit A attached hereto; and, provided, further, that such value shall be between the value determined by the SNI Actuary and the Revised Retirement Plan Transfer Amount or equal to either such value. EWS and SNI shall each pay one-half of the costs incurred in connection with the retention of such other independent actuary. The final, verified value, as of the Distribution Date, of the Assets to be transferred to the SNI Retirement Plan as determined in accordance with this Section 3.02(b)(iv) shall be referred to herein as the “Final Retirement Plan Transfer Amount.” EWS shall satisfy its obligation pursuant to this Section 3.02(b)(iv) by transferring Assets, in the form of cash, securities or other property or a combination thereof, equal to the Final Retirement Plan Transfer Amount consisting of a pro rata percentage rounded up or down to the nearest whole lot or distributable unit of all investments (to the extent practicable), under the EWS Retirement Plan.
          (v) Within 45 days of the determination of the Final Retirement Plan Transfer Amount, EWS shall cause the EWS Retirement Plan to transfer to the SNI Retirement Plan (the date of such transfer, the “Final Transfer Date”) an amount, in the form of cash, securities or other property or a combination thereof, equal to (A) the Final Retirement Plan Transfer Amount minus (B) the sum of (1) the Initial Transfer Amount, (2) the Initial Asset Transfer, and (3) the aggregate amount of payments made from the EWS Retirement Plan to SNI Plan Participants in order to satisfy any benefit Liability with respect to such SNI Plan Participants during the period commencing on the Distribution Date and ending on the date of the Initial Asset Transfer (the “True-Up Amount”); provided, that, the True-Up Amount shall be adjusted to reflect earnings or losses as described below; and provided, further, that in the event the sum of clauses (1), (2) and (3) above is greater than the Final Retirement Plan Transfer Amount (determined after the adjustment to reflect earnings), EWS shall not be required to cause any such additional transfer and instead SNI shall be required to cause a transfer of cash, securities or other property or a combination thereof, from the SNI Retirement Plan to the EWS Retirement Plan in amount equal to the amount by which the sum of clauses (1), (2) and (3) above exceeds the Final Retirement Plan Transfer Amount (determined after the adjustment to reflect earnings). The parties hereto acknowledge that the EWS Retirement Plan’s transfer of the True-Up Amount to the SNI Retirement Plan shall be in full settlement and satisfaction of the obligations of EWS and EWS Retirement Plan to transfer Assets to the SNI Retirement Plan pursuant to this Section 3.02(b).
     The True-Up Amount shall be paid from the EWS Retirement Plan to the SNI Retirement Plan, in the form of cash, securities or other property or a combination thereof, and adjusted to reflect earnings or losses during the period from the Distribution Date to the Final Transfer Date. Such earnings or losses shall be determined based on the actual rate of return of the EWS Retirement Plan for the period commencing on the Distribution Date and ending on the last calendar day of the month ending immediately prior to the Final Transfer Date. Earnings or losses for the period from such last day of the month to the Final Transfer Date shall be based on a blended index of the benchmarks utilized by Russell Investment Group to monitor and measure performance of the assets of the EWS Retirement Plan, in proportion to the amounts actually invested as of the date that is as close as administratively practicable to the Final Transfer Date, but in no event more than five business days prior to the Final Transfer Date.
          (c) Continuation of Elections. As of the effective date of the SNI Retirement Plan, SNI (acting directly or through its Subsidiaries or Affiliates) shall cause the SNI Retirement Plan to recognize and maintain all existing elections, including beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to SNI Plan Participants under the EWS Retirement Plan.
          (d) Terminated Non-Vested Employees. Notwithstanding anything herein to the contrary and except for benefits attributable to Lost Participants described in Section 3.02(e), for a period of at least one year from the Distribution Date, SNI shall cause the SNI Retirement Plan to restore the accrued benefit of any individual who becomes employed by any member of the SNI Group following the Distribution Date and whose employment with the EWS Group terminated on or before the Distribution Date with no vested benefit under the EWS Retirement Plan; provided, that, pursuant to EWS’ existing practices and policies, such individual would have been entitled to restoration of such individual’s accrued benefit under the EWS Retirement Plan had such individual been re-employed by a member of the EWS Group rather than by a member of the SNI Group.
          (e) Lost Participants. EWS hereby acknowledges and agrees that it shall cause the EWS Retirement Plan to retain responsibility for, and fully perform, pay and discharge, all Liabilities, when such Liabilities become due, relating to benefits attributable to any Lost Participant in the EWS Retirement Plan as of the Distribution Date.
          (f) Returning Employees. The assets of the EWS Retirement Plan to fund the accrued benefits of EWS Employees who become SNI Employees, and who leave the employ of the SNI Group and become reemployed with the EWS Group prior to the Final Transfer Date, shall be subtracted from the Final Retirement Plan Transfer Amount and remain assets of the trust for the EWS Retirement Plan; provided, that EWS causes the EWS Retirement Plan to assume, and to fully perform, pay and discharge, all accrued benefits under the SNI Retirement Plan relating to such SNI Plan Participants as of the date of reemployment with the EWS Group.
ARTICLE IV
U.S. QUALIFIED DEFINED CONTRIBUTION PLANS
     SECTION 4.01. The SNI 401(k) Plan.
          (a) Establishment of the SNI 401(k). Effective as of the day following the Transition Period End Date for the EWS RIP, SNI shall, or shall have caused one of its Subsidiaries or Affiliates to, establish a defined contribution plan and trust for the benefit of SNI Participants (the “SNI 401(k)”) who immediately prior to the day following such Transition Period End Date were participants in, or entitled to, future benefits under the EWS RIP. SNI shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the SNI 401(k) so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Notwithstanding the above, until the Transition Period End Date, all benefits payable to SNI Participants shall be paid from the EWS RIP. SNI (acting directly or through its Subsidiaries or Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) with respect to the SNI 401(k) and with respect to benefits accrued during the Transition Period.
          (b) Transfer of EWS RIP Assets. As soon as reasonably practicable (but not later than 30 days) following the Transition Period End Date, EWS shall cause the accounts (including any outstanding loan balances and forfeitures, but excluding forfeitures attributable to Lost Participants) in the EWS RIP attributable to SNI Participants and all of the Assets in the EWS RIP related thereto to be transferred in kind to the SNI 401(k), and SNI shall cause the SNI 401(k) to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all Liabilities of the EWS RIP relating to the accounts of SNI Participants (to the extent the Assets related to those accounts are actually transferred from the EWS RIP to the SNI 401(k)) as of the day following such Transition Period End Date. The transfer of Assets shall be conducted in accordance with Sections 401(a)(12) and 414(l) of the Code, Treasury Regulation Section 1.414(1)-1 and Section 208 of ERISA.
          (c) Continuation of Elections. As of the effective date of the SNI 401(k), SNI (acting directly or through its Subsidiaries or Affiliates) shall cause the SNI 401(k) to recognize and maintain all elections, including deferral and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SNI Participants under the EWS RIP for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the SNI 401(k) Plan.
          (d) Form 5310-A. No later than 30 days prior to the Transition Period End Date, EWS and SNI (each acting directly or through their respective Subsidiaries or Affiliates) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the EWS RIP to the SNI 401(k) as discussed in this Article IV.
          (e) Lost Participants. EWS hereby acknowledges and agrees that it shall cause the EWS RIP to retain responsibility for, and fully perform, pay and discharge, all Liabilities, when such Liabilities become due, relating to benefits attributable to any Lost Participant in the EWS RIP as of the Distribution Date.
     SECTION 4.02. Contributions as of the Distribution Date. All contributions payable to the EWS RIP with respect to employee deferrals and matching contributions for SNI Participants through the Distribution Date shall be paid by EWS to the EWS RIP prior to the date of the Asset transfer described in Sections 4.01(b) above.
     SECTION 4.03. Defined Contribution Plan Maintained by the SNI Group Prior to the Distribution Date. Following the Distribution Date, SNI (acting directly or through its Subsidiaries or Affiliates) shall retain, and EWS shall have no obligation whatsoever with regard to, all Liabilities under, or with respect to, the Shopzilla 401(k) Plan (the “SNI Retained Retirement Plan”).
ARTICLE V
U.S. HEALTH AND WELFARE PLANS
     SECTION 5.01. Health And Welfare Plans Maintained by the SNI Group Prior to the Distribution Date. Following the Distribution Date, SNI (acting directly or through its Subsidiaries or Affiliates) shall retain, and EWS shall have no obligation whatsoever with regard to, all Liabilities under, or with respect to, the health and welfare plans maintained by SNI or any of its Subsidiaries or Affiliates that are listed on Exhibit B attached hereto (the “SNI Retained Welfare Plans”).
     SECTION 5.02. Health and Welfare Plans Maintained by EWS Prior to the Distribution Date.
          (a) Establishment of the SNI Welfare Plans. EWS or one or more of its Subsidiaries or Affiliates maintain each of the health and welfare plans set forth on Exhibit C attached hereto (the “EWS Welfare Plans”) for the benefit of eligible EWS Participants and SNI Participants. Effective as of the day following the Transition Period End Date for the EWS Welfare Plans, SNI shall, or shall cause one of its Subsidiaries or Affiliates, to adopt health and welfare plans for the benefit of eligible SNI Participants (collectively, the “SNI Welfare Plans”).
          (b) Terms of Participation in SNI Welfare Plans. SNI (acting directly or through its Subsidiaries or Affiliates) shall cause all SNI Welfare Plans to (i) waive all limitations as to pre-existing conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to SNI Participants, other than limitations that were in effect with respect to SNI Participants as of the Transition Period End Date, (ii) provide credit for any deductible, out-of-pocket maximum, and co-payment incurred by SNI Participants under the EWS Welfare Plans in which they participated immediately prior to the day following the Transition Period End Date, in satisfying any applicable deductible or out-of-pocket requirements under any SNI Welfare Plans during the same plan year in which such deductible, out-of-pocket maximums and co-payments were made, (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a SNI Participant following the Transition Period End Date to the extent such SNI Participant had satisfied any similar limitation under the analogous EWS Welfare Plan, and (iv) provide credit for all benefits paid to SNI Participants under the EWS Welfare Plans for purposes of determining when such persons have reached their annual and lifetime maximums under the SNI Welfare Plan. Notwithstanding the foregoing, in the event that any SNI Participant, Former SNI Employee, or dependent thereof, is confined to a facility for treatment at the Transition Period End Date, such persons nevertheless shall become covered under SNI Welfare Plans as of such date, and shall cease being covered under EWS Welfare Plans as of such date.
          (c) Retiree Medical Eligibility.
          (i) EWS Retiree Medical Program. Notwithstanding anything herein to the contrary, for so long as it maintains the EWS Retiree Medical Program described in Exhibit D attached hereto (or any successor thereto), as it may be amended from time to time, provided that SNI Participants shall be treated consistently with other similarly situated participants in the event of any amendment and/or termination of the EWS Retirement Medical Program (the “EWS Retiree Medical Program”), EWS shall cause the EWS Retiree Medical Program to contain provisions regarding eligibility and service crediting that ensure that SNI Participants who, as of the Distribution Date, were eligible to immediately commence benefits under the EWS Retiree Medical Program under the cost of coverage provisions applicable to retirees, remain eligible for benefits under the EWS Retiree Medical Program after the Transition Period End Date.
          (ii) SNI Retiree Medical Program. Notwithstanding anything herein to the contrary, for so long as it maintains a retiree medical program established pursuant to Section 5.02(a) above (the “SNI Retiree Medical Program”), as may be amended from time to time, SNI shall cause the SNI Retiree Medical Program to contain provisions regarding eligibility and service crediting that ensure that EWS Participants who, as of the Distribution Date, were eligible to immediately commence benefits under the EWS Retiree Medical Program under the cost of coverage provisions applicable to retirees and SNI Employees who become members of the EWS Group prior to the Transition Period End Date (or such later date as mutually agreed to by the Parties) who, as of such transfer date were eligible to immediately commence benefits under the SNI Retiree Medical Program, are eligible for benefits under the SNI Retiree Medical Program as of the Transition Period End Date. This Section 5.02(c)(ii) is not intended to create any obligation to provide benefits to any retiree, but rather, is intended merely to credit service to the extent such an obligation may exist.
     SECTION 5.03. Reimbursement Account Plans. Effective as of the day following the Transition Period End Date, SNI (acting directly or through its Subsidiaries or Affiliates) shall establish a health and dependent care reimbursement account plan (the “SNI Reimbursement Account Plan”) with features that are comparable to those contained in the health and dependent care reimbursement account plan maintained by EWS for the benefit of SNI Participants immediately prior to the Transition Period End Date (the “EWS Reimbursement Account Plan”). With respect to SNI Participants, effective as of the Transition Period End Date, SNI (acting directly or through its Subsidiaries or Affiliates) shall assume responsibility for administering all reimbursement claims of SNI Participants with respect to calendar year 2009 under the SNI Reimbursement Account Plan.

     SECTION 5.04. COBRA and HIPAA. Effective as of the day following the Transition Period End Date, SNI (acting directly or through its Subsidiaries or Affiliates) shall assume, or shall have caused the SNI Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to SNI Participants who, as of the day prior to the Transition Period End Date were covered under an EWS Welfare Plan pursuant to COBRA. As soon as administratively practicable after the Transition Period End Date, EWS shall provide SNI (through hard copy, electronic format, or such other mechanism as is appropriate under the circumstances), with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to the SNI Group and relevant information pertaining to their coverage elections and remaining COBRA time periods. EWS (acting directly or through its Subsidiaries or Affiliates) shall be responsible for administering compliance with the certificate of creditable coverage requirements of HIPAA applicable to the EWS Welfare Plans with respect to SNI Participants. The Parties hereto agree that neither the Distribution Date, nor the Transition Period End Date, shall constitute a COBRA qualifying event for any purposes of COBRA.
     SECTION 5.05. Liabilities.
          (a) Insured Benefits. With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, EWS shall cause the EWS Welfare Plans to fully perform, pay and discharge all claims of SNI Participants that are incurred prior to the Transition Period End Date for the EWS Welfare Plans, and SNI shall cause the SNI Welfare Plans to fully perform, pay and discharge all claims of SNI Participants that are incurred after the Transition Period End Date.
          (b) Self-Insured Benefits. With respect to employee welfare and fringe benefits that are provided on a self-insured basis, except as otherwise provided herein, SNI (acting directly or through its Subsidiaries or Affiliates) shall cause the SNI Welfare Plans to fully perform, pay and discharge all claims of SNI Participants after the Transition Period End Date that are incurred after such Transition Period End Date. Except as provided otherwise herein, from and after the Distribution Date, through such Transition Period End Date, SNI shall reimburse EWS for all self-insured benefit claims paid by the EWS Welfare Plans or EWS that were claims of SNI Participants incurred on or after the Distribution Date, through such Transition Period End Date (whether reported or unreported by such Transition Period End Date). EWS shall submit a monthly written invoice to SNI detailing SNI’s Liability for such claims. Notwithstanding the above, after the Transition Period End Date, SNI (acting directly or through its Subsidiaries or Affiliates) shall reimburse EWS for its proportionate share of the Liability, with respect to self-insured benefits under the EWS Welfare Plans that were incurred prior to such Transition Period End Date (whether reported or unreported by such Transition Period End Date), but submitted to, or paid by, the EWS Welfare Plans or EWS during the period beginning on such Transition Period End Date and ending on December 31, 2009 (the “Pre-Transition Claim Period”, and such claims, the “Pre-Transition Claims”). SNI’s share of the Pre-Transition Claims shall be determined separately on a monthly basis for each of the self-insured plan coverages. EWS shall submit a monthly written invoice to SNI detailing SNI’s portion of the Pre-Transition Claims. Any SNI Employee, SNI Participant, or Former SNI Employee who is on long term disability leave and receiving long term disability benefits under the Scripps Managed Disability Plan, shall cease being eligible for such benefits at the Distribution Date and instead become covered under SNI’s long term disability plan at such time. Any SNI Participant, SNI Employee, or Former SNI Employee who is on a short term disability leave at the Distribution Date, and who but for the transactions contemplated under the Separation Agreement would have become eligible for long term disability benefits under the Scripps Managed Disability Plan, will no longer be eligible for such benefits but rather will become eligible for long term disability benefits under SNI’s long term disability plan. In the event that SNI pays EWS or any other vendor or provider costs, expenses, or reimbursements for medical expenses of an SNI Participant which were incurred prior to the Distribution Date, EWS shall pay or reimburse SNI for such expenses upon SNI providing evidence of such payment.

          (c) Retiree Medical. From and after the Transition Period End Date, SNI (acting directly or through its Subsidiaries or Affiliates) shall cause the SNI Retiree Medical Program to fully perform, pay and discharge all claims of SNI Participants under the SNI Retiree Medical Program that are incurred on or after the Transition Period End Date. From and after the Transition Period End Date, SNI shall reimburse EWS for all claims paid by the EWS Retiree Medical Plan or EWS that were claims of SNI Participants incurred but not paid prior to such Transition Period End Date. EWS shall submit a monthly written invoice to SNI detailing SNI’s Liability for such claims. For purposes of this Section 5.05(c), and also for purposes of Section 2.01(b), Liability for retiree medical shall be calculated as the excess of aggregate claims paid over aggregate premiums collected in a particular month. If aggregate premiums collected in a particular month exceed aggregate claims paid in such month, the excess shall be used and carried forward as a credit to the succeeding month and used to offset SNI’s Liability in such succeeding months.
          (d) Incurred Claim Definition. For purposes of this Section 5.05, a claim or Liability is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services or provision of supplies giving rise to such claim or Liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (C) with respect to disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability and (D) with respect to a period of continuous hospitalization (or any medical or other service or supply performed or provided during the period of continuous hospitalization), upon the date of admission to the hospital.
          (e) Treatment of Other Liabilities, Recoveries and Adjustments. For purposes of applying the claim Liability provisions of paragraphs (b) and (c) above: (A) recoveries made by the EWS Welfare Plans or EWS prior to the expiration of the Pre-Transition Claim Period with respect to claims incurred prior to the Transition Period End Date, including subrogation/reimbursement recoveries, claim adjustment recoveries and demutualization proceeds, shall be taken into account as positive claim adjustments; and (B) other non-routine claim Liabilities paid by the EWS Welfare Plans or EWS with respect to claims incurred prior to such Transition Period End Date, including Medicare Secondary Payer Liability, shall be taken into account as claim Liabilities.
          (f) Claim Experience. Notwithstanding the foregoing, SNI (acting directly or through its Subsidiaries or Affiliates) shall use its commercially reasonable best efforts to ensure that any claims experience under the EWS Welfare Plans attributable to SNI Participants is taken into account when determining premium rates for the SNI Welfare Plans.
          (g) Audit Rights. SNI shall have the right, at its own expense, to audit, or to cause an inspection body selected by SNI and composed of members with appropriate professional qualifications to audit any invoices for the payment of self insured medical claims or retiree medical claims, under Sections 5.05(b) and (c), respectively, in a commercially reasonable manner during normal EWS business hours. EWS shall have identical rights with respect to any reimbursements requested by SNI for pre-Distribution Date payments as described under Section 5.05(b) above.
     SECTION 5.06. Disposition of VEBA Assets. Following the Distribution Date, EWS and SNI hereby agree to cooperate in good faith to ensure that EWS and its Subsidiaries and Affiliates shall retain all Voluntary Employee Beneficiary Association Assets (of the Scripps Choice Plan) and any related trusts, and in no event will any such Assets or such related trusts transfer to SNI or one of its Subsidiaries or Affiliates.
     SECTION 5.07. Time-Off Benefits. SNI shall credit each SNI Participant with the amount of accrued but unused vacation time, sick time and other time-off benefits as such SNI Participant had with the EWS Group as of the Distribution Date. Notwithstanding the above, SNI shall not be required to credit any SNI Participant with any accrual to the extent that a benefit attributable to such accrual is provided by the EWS Group.
     SECTION 5.08. Disposition of Disability Plan Trust Assets. Following the Distribution Date, EWS and SNI hereby agree to cooperate in good faith to ensure that EWS and its Subsidiaries and Affiliates shall divide the assets in the trust for the EWS Managed Disability Plan and any related trusts. To divide the assets, EWS and SNI shall use the accounting for the most recent year available to determine the relative expenses for such year for disability plan payments for each of the EWS Group and the SNI Group and use such proportions to divide the assets at the Transition Period End Date for the EWS Managed Disability Plan.
     SECTION 5.09. Health Savings Accounts. With respect to any contributions made to a Health Savings Account (“HSA”) on behalf of SNI Employees between the Distribution Date and the Transition Period End Date for an HSA account, SNI will reimburse EWS for any amounts contributed by EWS to HSA accounts of such individuals. EWS will submit a monthly invoice to SNI detailing SNI’s portion of the contributions. In the event that SNI sponsors health plans that will permit SNI Participants to participate in an HSA after such Transition Period End Date, SNI will make HSA contributions on behalf of SNI Participants, as necessary. Notwithstanding any of the above, each HSA account is an individual account that is controlled by each individual account holder. The Parties agree that an individual’s HSA account is not subject to ERISA, and neither EWS nor SNI will administer any HSA account of an individual.
     SECTION 5.10. Severance Pay Plans. To the extent not otherwise addressed in this Agreement, (i) EWS shall retain and assume any Liabilities for severance or termination pay under any plan, program, policy, or practice, applicable to, or sponsored by, any member of the EWS Group, covering any EWS Participant, as of the Distribution Date, and (ii) SNI shall retain and assume any Liabilities for severance or termination pay under any program, policy, or practice applicable to, or sponsored by any member of the SNI Group, covering any SNI Participant, as of the Distribution Date.
ARTICLE VI
NONQUALIFIED RETIREMENT PLANS
     SECTION 6.01. Deferred Compensation Plans.
          (a) SNI Deferred Compensation Plan. Effective as of the Distribution Date, SNI shall, or shall cause one of its Subsidiaries or Affiliates to, establish a non-qualified deferred compensation plan or plans to benefit SNI Participants who have accrued, or were eligible to accrue, benefits under the EWS Deferred Compensation Plans immediately prior to the Distribution Date, the terms of which are substantially comparable, in the aggregate, to the terms of the EWS Deferred Compensation Plans as in effect immediately prior to the Distribution Date (the “SNI Deferred Compensation Plans”). Effective as of the Distribution Date, SNI hereby agrees to cause the SNI Deferred Compensation Plans to assume, and to fully perform, pay and discharge all Liabilities, when such Liabilities become due, of the EWS Deferred Compensation Plans with respect to all SNI Participants therein. SNI (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the SNI Deferred Compensation Plans.
          (b) Continuation of Elections. As of the Distribution Date, SNI (acting directly or through a Subsidiary or Affiliate) shall cause the SNI Deferred Compensation Plans to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to SNI Participants under the EWS Deferred Compensation Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the SNI Deferred Compensation Plans.
          (c) Treatment of Non-Employee Directors. For purposes of this Section 6.01, the term SNI Participant shall be deemed to include each SNI Director and each Joint EWS/SNI Director (but only with respect to one-half of his or her deferred compensation account).
     SECTION 6.02. Supplemental Executive Retirement Plan.
          (a) SNI Participation in EWS Supplemental Executive Retirement Plan. SNI Participants who have accrued, or were eligible to accrue, benefits under the EWS Supplemental Executive Retirement Plan immediately prior to the Distribution Date shall continue to accrue, or be eligible to accrue, benefits under the EWS Supplemental Executive Retirement Plan for the Transition Period. During the Transition Period, all benefits payable to SNI Participants under the EWS Supplemental Executive Retirement Plan shall be paid by EWS. However, SNI (acting directly or through its Subsidiaries or Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to SNI Participants under the EWS Supplemental Executive Retirement Plan during the Transition Period, and shall reimburse EWS for all such amounts paid by it to SNI Participants during the Transition Period.
          (b) Establishment of SNI Supplemental Executive Retirement Plan. Effective as of the day immediately following the Transition Period End Date for the EWS Supplemental Executive Retirement Plan, SNI shall, or shall cause one of its Subsidiaries or Affiliates to, establish a defined benefit excess pension plan or plans to benefit SNI Participants who have accrued, or were eligible to accrue, benefits under, the EWS Supplemental Executive Retirement Plan on the Transition Period End Date for the EWS Supplemental Executive Retirement Plan, the terms of which are substantially comparable, in the aggregate, to the terms of the EWS Supplemental Executive Retirement Plan as in effect on the Transition Period End Date (the “SNI Supplemental Executive Retirement Plan”). Effective as of the day immediately following the Transition Period End Date for the EWS Supplemental Executive Retirement Plan, SNI hereby agrees to cause the SNI Supplemental Executive Retirement Plan to assume, and fully perform, pay and discharge all Liabilities, when such Liabilities become due, of the EWS Supplemental Executive Retirement Plan with respect to all SNI Participants therein. SNI (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the SNI Supplemental Executive Retirement Plan.
          (c) Continuation of Elections. Effective as of the day immediately following the Transition Period End Date for the EWS Supplemental Executive Retirement Plan, SNI (acting directly or through a Subsidiary or Affiliate) shall cause the SNI Supplemental Executive Retirement Plan to recognize and maintain all distribution elections and beneficiary designations with respect to SNI Participants under the EWS Supplemental Executive Retirement Plan for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the SNI Supplemental Executive Retirement Plan.
     SECTION 6.03. Selected Officers Retirement Program. Effective as of the Distribution Date, EWS shall retain sponsorship of The E. W. Scripps Selected Officers Retirement Program and shall retain responsibility for all Liabilities and fully perform, pay and discharge all Liabilities, when such Liabilities become due, of The E. W. Scripps Selected Officers Retirement Program with respect to any individual.
ARTICLE VII
LONG-TERM INCENTIVE AWARDS
     SECTION 7.01. Long-Term Incentive Awards. The Parties shall use commercially reasonable efforts to take all actions necessary or appropriate so each outstanding long-term incentive award held by

EWS Participants and SNI Participants under the EWS Share Plans shall be adjusted as provided in this Article VII.
     SECTION 7.02. Treatment of Outstanding EWS Options.
          (a) Unvested Old EWS Options Held by EWS Participants. As determined by the EWS Committee in its sole discretion pursuant to its authority under the applicable EWS Share Plan and subject to the specific provisions of the governing award agreement, each Unvested Old EWS Option held by an EWS Participant as of the Distribution Date shall be converted to a New EWS Option; provided, however, that from and after the Distribution Date (i) the number of EWS Common Shares subject to such New EWS Option shall be equal to the quotient obtained by dividing (x) the number of EWS Common Shares subject to the corresponding Old EWS Option immediately prior to the Distribution Date, by (y) the EWS Ratio, with fractional shares rounded down to the nearest whole share; and (ii) the per share exercise price of such New EWS Option shall be equal to the product obtained by multiplying (x) the per share exercise price of the corresponding Old EWS Option immediately prior to the Distribution Date, by (y) the EWS Ratio, rounded up to the nearest whole cent.
          (b) Vested Old EWS Options Held by EWS Participants. As determined by the EWS Committee in its sole discretion pursuant to its authority under the applicable EWS Share Plan and subject to the specific provisions of the governing award agreement, each Vested Old EWS Option held by an EWS Participant as of the Distribution Date shall be shall be converted into both a SNI Option and a New EWS Option; provided, however, that from and after the Distribution Date (i) the number of SNI Common Shares subject to the SNI Option shall be equal to the quotient obtained by dividing (x) 80% of the number of EWS Common Shares subject to the corresponding Old EWS Option immediately prior to the Distribution Date, by (y) the SNI Ratio, with fractional shares rounded down to the nearest whole share; (ii) the number of EWS Common Shares subject to the New EWS Option shall be equal to the quotient obtained by dividing (x) 20% of the number of EWS Common Shares subject to the corresponding Old EWS Option immediately prior to the Distribution Date, by (y) the EWS Ratio, with fractional shares rounded down to the nearest whole share; (iii) the per share exercise price of the SNI Option shall be equal to the product obtained by multiplying (x) the per share exercise price of the corresponding Old EWS Option immediately prior to the Distribution Date, by (y) the SNI Ratio, rounded up to the nearest whole cent; and (iv) the per share exercise price of such New EWS Option shall be equal to the product obtained by multiplying (x) the per share exercise price of the corresponding Old EWS Option immediately prior to the Distribution Date, by (y) the EWS Ratio, rounded up to the nearest whole cent.
          (c) Old EWS Options Held by SNI Participants. As determined by the EWS Committee in its sole discretion pursuant to its authority under the applicable EWS Share Plan and subject to the specific provisions of the governing award agreement, each Old EWS Option held by a SNI Participant as of the Distribution Date shall be converted into an SNI Option; provided, however, that from and after the Distribution Date (i) the number of SNI Common Shares subject to the SNI Option shall be equal to the quotient obtained by dividing (x) the number of EWS Common Shares subject to the corresponding Old EWS Option immediately prior to the Distribution Date, by (y) the SNI Ratio, with fractional shares rounded down to the nearest whole share; (ii) the per share exercise price of the SNI Option shall be equal to the product obtained by multiplying (x) the per share exercise price of the corresponding Old EWS Option immediately prior to the Distribution Date, by (y) the SNI Ratio, rounded up to the nearest whole cent.
          (d) Non-Employee Directors’ Stock Options. As determined by the EWS Committee in its sole discretion pursuant to its authority under the applicable EWS Share Plan and subject to the specific provisions of the governing award agreement, each Old EWS Option held by individuals who are or were serving as non-employee directors of EWS shall be treated as follows:

               (i) Each Old EWS Option held by an EWS Director as of the Distribution Date shall be adjusted as provided in Section 7.02(b).
               (ii) Each Old EWS Option held by a SNI Director as of the Distribution Date shall be converted as provided in Section 7.02(c).
               (iii) Each Old EWS Option held by a Joint EWS/SNI Director as of the Distribution Date shall be adjusted or converted as follows: (A) one-half of the Old EWS Option shall be adjusted as provided in Section 7.02(b), and (B) one-half of the Old EWS Option shall be converted as provided in Section 7.02(c).
          (e) Option Terms and Conditions. Except as provided above, the terms and conditions applicable to the New EWS Options and the SNI Options shall be substantially similar to the terms and conditions applicable to the corresponding Old EWS Option, including the terms and conditions relating to vesting, the post-termination exercise period, and the applicable exercise and tax withholding methods (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement). The SNI Options shall be issued under and governed by the terms of the SNI Share Plan. The SNI Share Plan shall provide that for purposes of the SNI Options held by EWS Employees, continued service with the EWS Group from and after the Distribution Date shall be deemed to constitute service with SNI.
          (f) Exercise of Options. Upon the exercise of a SNI Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) SNI in accordance with the terms of the SNI Option, and SNI shall be solely responsible for the issuance of the SNI Common Shares, for ensuring the withholding of all applicable tax on behalf of the employing entity of such holder, and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the exercise of a New EWS Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of EWS) EWS in accordance with the terms of the New EWS Option, and EWS shall be solely responsible for the issuance of EWS Common Shares, for ensuring the withholding of all applicable tax on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder.
          (g) Waiting Period for Exercisability of Options. The EWS Options and SNI Options shall not be exercisable during a period beginning on a date prior to the Distribution Date determined by EWS in its sole discretion, and continuing until the EWS Ratio and the SNI Ratio are determined after the Distribution, or such longer period as EWS determines1 is necessary to implement the provisions of this Section.
     SECTION 7.03. Treatment of Outstanding EWS Restricted Shares.
          (a) Old EWS Restricted Shares Held by EWS Participants. As determined by the EWS Committee in its sole discretion pursuant to its authority under the applicable EWS Share Plan and subject to the specific provisions of the governing award agreement, each EWS Participant that holds Old EWS Restricted Shares as of the Record Date that remain outstanding immediately prior to the Distribution Date shall receive such number of SNI Restricted Shares as equals the number of SNI Common Shares to which all other holders of EWS Common Shares shall be entitled to receive upon the Distribution. Thereafter, the Old EWS Restricted Shares shall be treated as New EWS Restricted Shares for purposes of this Agreement.

[1]	Doesn’t EWS’s Committee lose its authority under the SNI Share Plan on or shortly after the Distribution Date? In which case, the blackout period of SNI options would be subject to the discretion of the SNI Committee. EWS IS OF THE VIEW THAT SNI SHOULD AGREE TO BE BOUND BY THE BLACKOUT PERIOD IMPOSED BY EWS. — THIS IS AN OPEN ISSUE SNI NEEDS TO RESPOND TO.

          (b) Old EWS Restricted Shares held by SNI Participants. As determined by the EWS Committee in its sole discretion pursuant to its authority under the applicable EWS Share Plan and subject to the specific provisions of the governing award agreement, each SNI Participant that holds Old EWS Restricted Shares as of the Record Date that remain outstanding immediately prior to the Distribution Date shall receive such number of SNI Restricted Shares as equals the number of SNI Common Shares to which all other holders of EWS Common Shares shall be entitled to receive upon the Distribution. Thereafter, the Old EWS Restricted Shares shall be converted into New SNI Restricted Shares; provided, however, that from and after the Distribution Date the number of SNI Restricted Shares held by the participant as a result of the conversion shall equal the product obtained by multiplying (i) the number of Old EWS Restricted Shares outstanding immediately prior to the Distribution Date, by (ii) the quotient obtained by dividing (x) the EWS Ratio, by (y) the SNI Ratio, with fractional shares rounded down to the nearest whole share.
          (c) Restricted Shares Terms and Conditions. Except as provided above, the terms and conditions applicable to each New EWS Restricted Share and SNI Restricted Share shall be substantially similar to the terms and conditions applicable to the corresponding Old EWS Restricted Share, including the restrictions and the terms and conditions relating to vesting and methods of tax withholding (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement). The SNI Restricted Shares shall be issued under and governed by the terms of the SNI Share Plan. The SNI Share Plan shall provide that for purposes of the SNI Restricted Shares held by EWS Employees, continued service with the EWS Group from and after the Distribution Date shall be deemed to constitute service with SNI.
          (d) Settlement of Restricted Shares. Upon the vesting of the SNI Restricted Shares, SNI shall be solely responsible for the settlement of all SNI Restricted Shares, regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of the EWS Restricted Shares, EWS shall be solely responsible for the settlement of all EWS Restricted Shares, regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder.
     SECTION 7.04. Treatment of Outstanding EWS Restricted Share Units.
          (a) Old EWS Restricted Share Units held by SNI Participants. As determined by the EWS Committee in its sole discretion pursuant to its authority under the applicable EWS Share Plan and subject to the specific provisions of the governing award agreement, each SNI Participant that holds Old EWS Restricted Share Units as of the Distribution Date shall receive such number of SNI Restricted Share Units as equals the number of SNI Common Shares to which the individual would be entitled had the EWS Restricted Share Units represented actual EWS Common Shares as of the Record Date. Thereafter, the Old EWS Restricted Share Units held as of the Distribution Date by SNI Participants shall be converted into New SNI Restricted Share Units; provided, however, that from and after the Distribution Date the number of SNI Restricted Share Units held by the participant as a result of the conversion shall equal the product obtained by multiplying (i) the number of Old EWS Restricted Share Units outstanding immediately prior to the Distribution Date, by (ii) the quotient obtained by dividing (x) the EWS Ratio, by (y) the SNI Ratio.
          (b) Restricted Share Units Terms and Conditions. Except as provided above, the terms and conditions applicable to each SNI Restricted Share Unit shall be substantially similar to the terms and conditions applicable to the corresponding Old EWS Restricted Share Unit, including the restrictions and the terms and conditions relating to vesting, payment and methods of tax withholding (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement). The SNI Restricted Share Units shall be issued under and governed by the terms of the SNI Share Plan.
     SECTION 7.05. Treatment of EWS Phantom Stock Units.
          (a) EWS Phantom Stock Units Held by EWS Directors. Each EWS Director that holds EWS Phantom Stock Units as of the Distribution Date shall receive such number of SNI Phantom Stock Units as equals the number of SNI Common Shares to which the individual would be entitled had the EWS Phantom Stock Units represented actual EWS Common Shares as of the Record Date.
          (b) EWS Phantom Stock Units held by SNI Directors. Each SNI Director that holds EWS Phantom Stock Units as of the Distribution Date shall receive such number of SNI Phantom Stock Units as equals the number of SNI Common Shares to which the individual would be entitled had the EWS Phantom Stock Units represented actual EWS Common Shares as of the Record Date. Thereafter, the EWS Phantom Stock Units held by a SNI Director shall be converted into SNI Phantom Stock Units; provided, however, that from and after the Distribution Date the number of SNI Phantom Stock Units held by the individual as a result of the conversion shall equal the product obtained by multiplying (i) the number of EWS Phantom Stock Units held by a SNI Director immediately prior to the Distribution Date, by (ii) the quotient obtained by dividing (x) the EWS Ratio, by (y) the SNI Ratio.
          (c) EWS Phantom Stock Units held by Joint EWS/SNI Directors. The EWS Phantom Stock Units held by a Joint EWS/SNI Director as of the Distribution Date shall be treated as follows: (i) one-half of the EWS Phantom Stock Units shall be adjusted as provided in Section 7.05(a), and (ii) one-half of the EWS Phantom Stock Units shall be converted as provided in Section 7.05(b).
          (d) Settlement of Units. The Phantom Stock Units shall be governed by and paid in accordance with the terms of the applicable EWS Deferred Compensation Plan or SNI Deferred Compensation Plan. Notwithstanding the foregoing and Section 6.01(b), any SNI Phantom Stock Units credited under an EWS Deferred Compensation Plan on behalf of any individual shall be paid in cash in lieu of SNI Common Shares (notwithstanding any distribution election to the contrary).
     SECTION 7.06. Cooperation. Each of the Parties shall establish an appropriate administration system in order to handle in an orderly manner exercises of New EWS Options and SNI Options and the settlement of EWS Restricted Shares, SNI Restricted Shares, EWS Restricted Share Units, SNI Restricted Share Units, EWS Phantom Stock Units and the SNI Phantom Stock Units. Each of the Parties will work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Securities Exchange Act of 1934 and other applicable Laws.
     SECTION 7.07. SEC Registration. The Parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the Securities and Exchange Commission with respect to the long-term incentive awards described in this Article VII and the employee stock purchase plans described in Section 8.04, to the extent any such registration statement is required by applicable Law.
     SECTION 7.08. Savings Clause. The Parties hereby acknowledge that the provisions of this Article VII are intended to achieve certain tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.

ARTICLE VIII
ADDITIONAL COMPENSATION MATTERS
     SECTION 8.01. Incentive Awards.
          (a) EWS Incentive Awards. Except as otherwise provided in Section 6.01, effective as of the Distribution Date, EWS shall assume or retain, as applicable, responsibilities for all Liabilities, and fully perform, pay and discharge, all Liabilities, when such Liabilities become due, relating to any incentive awards established under The E. W. Scripps Company Executive Bonus Plan (or the comparable non-executive annual incentive plan maintained by EWS) that any EWS Participant or SNI Participant is eligible to receive with respect to any performance period that ends on or before the Distribution Date and, effective as of the Distribution Date, SNI shall have no obligations with respect to any such annual incentive awards. Moreover, EWS acknowledges and agrees that, except as otherwise provided herein, it shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to any incentive, commission or other similar compensatory arrangement previously provided by any member of the EWS Group or SNI Group to any EWS Participant.
          (b) SNI Incentive Awards. SNI acknowledges and agrees that, except as otherwise provided herein, it shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to any incentive, commission or other similar compensatory arrangement previously provided by any member of the EWS Group or SNI Group to any SNI Participant.
          (c) Establishment of SNI Annual Incentive Plan. Effective as of the Distribution Date, SNI shall have adopted or cause to be adopted an annual incentive plan that shall permit the issuance of annual incentive awards for performance periods commencing after the Distribution Date on terms and conditions substantially comparable to those under The E. W. Scripps Company Executive Bonus Plan as in effect on the Distribution Date, provided that the incentive opportunities and performance criteria shall be established in the sole discretion of the SNI Board of Directors or appropriate committee thereof. SNI shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to its annual incentive plan.
     SECTION 8.02. Change in Control Plan.
          (a) Establishment of SNI Executive Change in Control Plan. Effective as of the Distribution Date, SNI shall have adopted or cause to be adopted an Executive Change in Control Plan that provides benefits substantially comparable to the benefits provided under the Scripps Senior Executive Change in Control Plan, as in effect on February 1, 2008.
          (b) Participation. As of the Distribution Date, SNI Employees shall cease to be eligible to participate in the Scripps Senior Executive Change in Control Plan and SNI shall cause such employees to commence participation in the Scripps Networks Interactive, Inc. Executive Change in Control Plan on terms and conditions substantially comparable to those under the Scripps Senior Executive Change in Control Plan as in effect on February 1, 2008, provided that the termination pay multiples shall be established in the sole discretion of the SNI Board of Directors or appropriate committee thereof. SNI shall have no obligations with respect to the Scripps Senior Executive Change in Control Plan, as it may be amended from time to time.
     SECTION 8.03. Individual Arrangements.
          (a) EWS Individual Arrangements. EWS acknowledges and agrees that, except as otherwise provided herein, it shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to any employment, consulting, non-competition, retention or other compensatory arrangement previously provided by any member of the EWS Group or SNI Group to any EWS Participant.
          (b) SNI Individual Arrangements. SNI acknowledges and agrees that, except as otherwise provided herein, it shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to any employment, consulting, non-competition, retention or other compensatory arrangement previously provided by any member of the EWS Group or SNI Group to any SNI Participant. Moreover, effective immediately after the Distribution Date, SNI shall, or shall cause one of its Subsidiaries or Affiliates to, enter into an employment agreement with each of the SNI Employees listed on Schedule 8.03(b), which is substantially comparable to the corresponding EWS employment agreement for each such SNI Employee.
          (c) Effect of the Separation on Severance. The Parties acknowledge and agree that the transactions contemplated by the Separation Agreement will not constitute a termination of employment of any SNI Participant for purposes of any policy, plan, program or agreement of EWS or SNI or any member of the EWS Group or SNI Group that provides for the payment of severance, separation pay, salary continuation or similar benefits in the event of a termination of employment.
     SECTION 8.04. Employee Stock Purchase Plan. As of the Distribution Date, SNI Employees shall cease to be eligible to participate in The E. W. Scripps Company Employee Stock Purchase Plan. SNI has established the Scripps Networks, Inc. Employee Stock Purchase Plan, the terms and conditions of which may be amended from time to time. The Scripps Networks, Inc. Employee Stock Purchase Plan shall not be considered a “mirror” or a successor plan to The E. W. Scripps Company Employee Stock Purchase Plan. Participation in the Scripps Networks, Inc. Employee Stock Purchase Plan shall be subject to the terms and conditions of such plan and any new elections made with respect to such plan. Participants’ elections and other terms of participation in The E. W. Scripps Company Employee Stock Purchase Plan shall not be transferred or carried over to the Scripps Networks, Inc. Employee Stock Purchase Plan. Notwithstanding the foregoing, as of the Distribution Date the accounts of the SNI Employees under The E. W. Scripps Company Employee Stock Purchase Plan shall be transferred to the Scripps Networks, Inc. Employee Stock Purchase Plan.
     SECTION 8.05. Director Programs. Except as otherwise provided in Section 6.01, EWS shall retain responsibility for the payment of any fees payable in respect of service on the EWS Board of Directors that are payable but not yet paid as of the Distribution Date, and SNI shall have no responsibility for any such payments (to an individual who is a member of the SNI Board of Directors as of the Distribution Date or otherwise).
     SECTION 8.06. Sections 162(m)/409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income Tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Section 409A of the Code.
ARTICLE IX
WORKERS’ COMPENSATION LIABILITIES
     SECTION 9.01. Pre-Distribution Date Claims. SNI shall not assume or retain any workers’ compensation Liability relating to, arising out of, or resulting from any claim by a SNI Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, while such SNI Employee was employed by any member of the EWS Group (such a claim, an “EWS Retained Claim”). All workers’ compensation Liabilities relating to, arising out of, or resulting from (i) any EWS Retained Claim or (ii) any claim by an EWS Employee or Former EWS Employee that results from an accident, incident, or event occurring, or from an occupational disease which becomes manifest before the Distribution Date shall be retained by EWS.
     SECTION 9.02. Post-Distribution Date Claims. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a SNI Employee or Former SNI Employee that result from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained by SNI. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an EWS Employee or Former EWS Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained by EWS.
     SECTION 9.03. General. For purposes of this Section 9.03, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers’ compensation benefits or an occupation disease becomes manifest, as the case may be. EWS and SNI shall cooperate in good faith with respect to the notification to appropriate Governmental Authorities of the Distribution and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.
ARTICLE X
INDEMNIFICATION
     SECTION 10.01. Indemnification by SNI. SNI shall indemnify, defend, release and hold harmless EWS, each member of the EWS Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “EWS Indemnified Parties”), from and against any and all Liabilities of the EWS Indemnified Parties relating to, arising out of or resulting from (i) any breach by SNI or any member of the SNI Group of this Agreement or (ii) any SNI Liabilities.
     SECTION 10.02. Indemnification by EWS. EWS shall indemnify, defend, release and hold harmless SNI, each member of the SNI Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “SNI Indemnified Parties,” and, together with EWS Indemnified Parties, the “Indemnified Parties”), from and against any and all Liabilities of the SNI Indemnified Parties relating to, arising out of or resulting from any (i) breach by EWS or any member of the EWS Group of this Agreement or (ii) any EWS Liabilities.
     SECTION 10.03. Procedures for Indemnification of Third-Party Claims.
          (a) If an Indemnified Party shall receive notice of the assertion by any Person who is not a member of the EWS Group or the SNI Group of any claim, or of the commencement by any such Person of any Action, with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnified Party pursuant to Section 10.01 or Section 10.02, or any other Section of this Agreement or any Ancillary Agreement (collectively, a “Third-Party Claim”), such Indemnified Party shall give such Indemnifying Party written notice thereof within 30 days after such Indemnified Party received notice of such Third-Party Claim. Any such notice shall describe the Third-Party Claim in reasonable detail, including, if known, the amount of the Liability for which indemnification may be available. Notwithstanding the foregoing, the failure of any Indemnified Party or other Person to give notice as provided in this Section 10.03(a) shall not relieve the related Indemnifying

Party of its obligations under this Article X, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.
          (b) An Indemnifying Party may elect (but is not required) to assume the defense of and defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third-Party Claim. Within 30 days after the receipt of notice from an Indemnified Party in accordance with Section 10.03(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party of its election whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim, which election shall specify any reservations or exceptions. If, in such notice, the Indemnifying Party elects to assume the defense of a Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense solely of such Indemnified Party.
          (c) If an Indemnifying Party elects not to assume responsibility for defending a Third-Party Claim, or fails to notify an Indemnified Party of its election as provided in Section 10.03(b), such Indemnified Party may defend such Third-Party Claim at the cost and expense of the Indemnifying Party; provided, that in the event of any such failure to notify, the Indemnifying Party may thereafter assume the defense of such Third-Party Claim upon notice to the Indemnified Party (but the cost and expense of such Indemnified Party in defending such Third-Party Claim incurred from the last day of the notice period under Section 10.03(b) until such date as the Indemnifying Party shall assume the defense of such Third-Party Claim shall be paid by the Indemnifying Party).
          (d) Unless the Indemnifying Party has failed to assume the defense of the Third-Party Claim in accordance with the terms of this Agreement, no Indemnified Party may settle or compromise any Third-Party Claim without the consent of the Indemnifying Party.
          (e) The Indemnifying Party shall have the right to compromise or settle a Third-Party Claim the defense of which it shall have assumed pursuant to Section 10.03(b) or Section 10.03(c) and any such settlement or compromise made or caused to be made of a Third-Party Claim in accordance with this Article X shall be binding on the Indemnified Party, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. Notwithstanding the foregoing sentence, the Indemnifying Party shall not have the right to admit culpability on behalf of the Indemnified Party and shall not compromise or settle a Third-Party Claim unless the compromise or settlement includes, as a part thereof, an unconditional release of the Indemnified Party from Liability with respect to such Third-Party Claim and does not require the Indemnified Party to make any payment that is not fully indemnified under this Agreement or to be subject to any non-monetary remedy, in each case without the express prior consent of the Indemnified Party (not to be unreasonably withheld or delayed).
     SECTION 10.04. Additional Matters.
          (a) Any claim with respect to a Liability that does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnified Party to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond in writing within such 30-day period, such Indemnifying Party shall be deemed to have agreed to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnified Party shall be free to pursue such remedies as may be available to such Party as contemplated by this Agreement.
          (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnified Party in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.
          (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Article X.
     SECTION 10.05. Contribution. In the event that the foregoing indemnity is unenforceable under applicable laws, the Party from whom such indemnity is sought agrees to contribute, in accordance with this Section 10.05, to cover any Liabilities for which such indemnity is sought. For such Liabilities referred to in Section 10.01 or Section 10.02, as the case may be, the Party from which indemnity is sought shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the respective Parties. For any other Liabilities, and if the allocation provided by the immediately preceding sentence is unavailable for any reason, the Party from which indemnity is sought shall contribute in such proportion as is appropriate to reflect not only such relative benefit but also the relative fault of the Party from which indemnity is sought in connection with the conduct which resulted in such Liabilities, as well as any other relevant equitable considerations. The Parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.
     SECTION 10.06. Survival of Indemnities. The rights and obligations of each of EWS and SNI and their respective Indemnified Parties under this Article X shall survive the sale or other transfer by any Party of any Assets or the assignment by it of any Liabilities.
     SECTION 10.07. Remedies Cumulative. The remedies provided in this Article X shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party; provided, that the procedures set forth in this Article X shall be the exclusive procedures governing any indemnity action brought under this Agreement.
ARTICLE XI
GENERAL AND ADMINISTRATIVE
     SECTION 11.01. Sharing Of Information. EWS and SNI (acting directly or through their respective Subsidiaries or Affiliates) shall provide to the other and their respective agents and vendors all Information as the other may reasonably request to enable the requesting Party to administer efficiently and accurately each of its Benefit Plans, to assist SNI in obtaining its own insurance policies to provide benefits under SNI Benefit Plans, and to determine the scope of, as well as fulfill, its obligations under this Agreement; provided, however, that in the event that any Party reasonably determines that any such provision of Information could be commercially detrimental to such Party or any member of its Group, violate any Law or agreement to which such Party or member of its Group is a party, or waive any attorney-client privilege applicable to such Party or member of its Group, the Parties shall provide any such Information and the Parties shall take all reasonable measures to comply with the obligations pursuant to this Section 11.01 in a manner that mitigates any such harm or consequence to the extent practicable, and the Parties agree to cooperate with each other and take such commercially reasonable steps as may be practicable to preserve the attorney-client privilege with respect to the disclosure of any such Information. Such Information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such Information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such Information available outside of its normal business hours and premises. Any Information shared or exchanged pursuant to this Agreement shall be subject to the same confidentiality requirements set forth in Section 7.08 of the Separation Agreement. The Parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA.
     SECTION 11.02. Reasonable Efforts/Cooperation. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement, including adopting plans or plan amendments. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or any other filing, consent or approval with respect to or by a Governmental Authority.
     SECTION 11.03. Employer Rights. Subject to SNI’s obligations pursuant to Section 2.03 of this Agreement, nothing in this Agreement shall prohibit SNI or any of its Subsidiaries or Affiliates from amending, modifying or terminating any SNI Benefit Plan at any time within its sole discretion. In addition, nothing in this Agreement shall prohibit EWS or any of its Subsidiaries or Affiliates from amending, modifying or terminating any EWS Benefit Plan at any time within its sole discretion.
     SECTION 11.04.Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any EWS Employee or SNI Employee or other future, present, or former employee of any member of the EWS Group or SNI Group under any EWS Benefit Plan or SNI Benefit Plan or otherwise. Without limiting the generality of the foregoing, except as expressly provided in this Agreement, the occurrence of the Distribution alone shall not cause any employee to be deemed to have incurred a termination of employment that entitles such individual to the commencement of benefits under any of the EWS Benefit Plans. Furthermore, this Agreement is solely for the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons (including any employee or former employee of EWS or SNI or either of their respective Subsidiaries or Affiliates or any beneficiary or dependent thereof) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. No provision in this Agreement shall modify or amend any other agreement, plan, program, or document unless this Agreement explicitly states that the provision “amends” that other agreement, plan, program, or document. This shall not prevent the Parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other person shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to another agreement, plan, program, or document unless the provision is explicitly designated as such in this Agreement, and the person is otherwise entitled to enforce the other agreement, plan, program, or document. If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to another agreement, plan, program, or document, and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision in this Agreement shall be void ad initio, thereby precluding it from having any amendatory effect. Furthermore, nothing in this Agreement is intended to confer upon any employee or former employee of EWS, SNI or either of their respective Subsidiaries or Affiliates any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.

     SECTION 11.05. Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party and such consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.
     SECTION 11.06. Access to Employees. Following the Distribution Date, EWS and SNI shall, or shall cause each of their respective Subsidiaries or Affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between any EWS Group Member and any SNI Group Member) to which any employee, director or Benefit Plan of the EWS Group or SNI Group is a party and which relates to their respective Benefit Plans prior to the Distribution Date. The Party to whom an employee is made available in accordance with this Section 11.06 shall pay or reimburse the other Party for all reasonable expenses that may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.
     SECTION 11.07. Beneficiary Designation/Release of Information/Right to Reimbursement. To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of information and rights to reimbursement made by or relating to SNI Participants under EWS Benefit Plans shall be transferred to and be in full force and effect under the corresponding SNI Benefit Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant SNI Participant.
     SECTION 11.08. Not a Change in Control. The Parties hereto acknowledge and agree that the transactions contemplated by the Separation Agreement and this Agreement do not constitute a “change in control” for purposes of any EWS Benefit Plan or SNI Benefit Plan.
ARTICLE XII
MISCELLANEOUS
     SECTION 12.01. Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Distribution Date, then all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed to in writing by EWS and SNI and neither Party shall have any Liability to the other Party under this Agreement.
     SECTION 12.02. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.
     SECTION 12.03. Affiliates. Each of EWS and SNI shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their Subsidiaries or Affiliates, respectively.

     SECTION 12.04. Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the Parties at the following addresses or facsimile numbers:
     If to EWS, to:
[                                                            ]
[                                                            ]
[                                                            ]
Facsimile: [                                                            ]
Attention: [                                                            ]
with a copy to:
[_____________________]
[                                                            ]
[                                                            ]
[                                                            ]
Facsimile: [                                                            ]
Attention: [                                                            ]
If to SNI, to:
[                                                            ]
[                                                            ]
[                                                            ]
Facsimile: [                                                            ]
Attention: [                                                            ]
with a copy to:
[                                                            ]
[                                                            ]
[                                                            ]
Facsimile: [                                                            ]
Attention: [                                                            ]
     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this section, be deemed given upon receipt and (iii) if delivered by mail in the manner described above to the address as provided in this section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party.
     SECTION 12.05. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.
     SECTION 12.06. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.
     SECTION 12.07. Amendment. This Agreement may be amended, modified, waived, supplemented or superseded, in whole or in part, only by a written instrument signed by duly authorized signatories of the Parties.
     SECTION 12.08. Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Ohio, without giving effect to the conflicts of laws principles thereof.
     SECTION 12.09. Submission to Jurisdiction; Waivers. To the fullest extent permitted by applicable Law, each Party hereto (a) agrees that any claim, action or proceeding by such Party seeking any relief whatsoever arising out of, relating to or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of Ohio or any Ohio State court, in each case, located in the County of Hamilton and not in any other State or Federal court in the United States of America or any court in any other country, (b) agrees to submit to the exclusive jurisdiction of such courts located in the County of Hamilton for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, (c) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such action brought in such a court or any claim that any such action brought in such a court has been brought in an inconvenient forum, (d) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.04 or any other manner as may be permitted by Law shall be valid and sufficient service thereof and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
     SECTION 12.10. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
     SECTION 12.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     SECTION 12.12. No Assignment; Binding Effect. Neither Party shall be permitted to assign, in whole or in part, directly or indirectly, by operation of law or otherwise, any of its rights or obligations under this Agreement without the prior written consent of the other Party and any unauthorized assignment shall be null and void. Notwithstanding such prohibition on assignment:
          (a) Nothing herein shall prohibit, modify or limit the ability of the Parties to transfer or allocate Assets and Liabilities, as the case may be, to any entity within the EWS Group or the SNI Group in connection with, or in furtherance of, the Distribution and, to the extent that any such transfer or allocation results in an assignment of this Agreement or any rights or obligations hereunder, then the Parties shall make such amendments, revisions or modifications to this Agreement as are reasonably necessary to reflect the affect of such assignment.
          (b) Either Party may assign all, but not less than all, of its rights or obligations under this Agreement in connection with a consolidation or merger transaction in which such Party is not the continuing or surviving entity or the sale by such Party of all or substantially all of its properties and assets, provided that: (i) prior to such transaction becoming effective, the continuing, surviving or acquiring entity shall have executed and delivered to the other Party a written agreement, in form and substance reasonably satisfactory to the other Party, pursuant to which such entity agrees to be bound by all of the terms, conditions and provisions of this Agreement as if named as a “Party” hereto and (ii) no Party shall be obligated to materially change the nature, scope or volume of its rights or obligations under this Agreement as a result of any such assignment.
     SECTION 12.13. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.
ARTICLE XIII
DISPUTE RESOLUTION
     SECTION 13.01. General. Except with respect to injunctive relief described below, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall attempt to be settled first, by good faith efforts of the Parties to reach mutual agreement, and second, if mutual agreement is not reached to resolve the dispute, by final, binding arbitration as set out below.
     SECTION 13.02. Initiation. A Party that wishes to initiate the dispute resolution process shall send written notice to the other Party, in accordance with Section 12.04, with a summary of the controversy and a request to initiate these dispute resolution procedures. Each Party shall appoint a knowledgeable, responsible representative who has the authority to settle the dispute, to meet and to negotiate in good faith to resolve the dispute. The discussions shall be left to the discretion of the representatives who may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations (a) shall be treated as Information subject to the provisions of Section 7.08 of the Separation Agreement developed for purposes of settlement, (b) shall be exempt from discovery and production and (c) shall not be admissible in the arbitration described above or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence. Documents identified in or provided with such communications that are not prepared for purposes of the negotiations are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit. The Parties agree to pursue resolution under this subsection for a minimum of 30 calendar days before requesting arbitration.
     SECTION 13.03. Arbitration Request. If the dispute is not resolved under the preceding subsection within 30 calendar days of the initial written notice, either Party may demand arbitration by sending written notice to the other Party. The Parties shall promptly submit the dispute to the American Arbitration Association for resolution by a single neutral arbitrator acceptable to both Parties, as selected under the rules of the American Arbitration Association. The dispute shall then be administered according to the American Arbitration Association’s Commercial Arbitration Rules, with the following modifications: (i) the arbitration shall be held in a location mutually acceptable to the Parties, and, if the Parties do not agree, the location shall be Cincinnati, Ohio; (ii) the arbitrator shall be licensed to practice law; (iii) the arbitrator shall conduct the arbitration as if it were a bench trial and shall use, apply and enforce the Federal Rules of Evidence and Federal Rules of Civil Procedure; (iv) except for breaches related to Information subject to Section 11.01, the arbitrator shall have no power or authority to make any award that provides for consequential, punitive or exemplary damages or extend the term hereof; (v) the arbitrator shall control the scheduling so that the hearing is completed no later than 30 calendar days after the date of the demand for arbitration; and (vi) the arbitrator’s decision shall be given within five calendar days thereafter in summary form that states the award, without written decision, which decision shall follow the plain meaning of this Agreement, and in the event of any ambiguity, the intent of the Parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction over the Parties. Each Party to the dispute shall bear its own expenses arising out of the arbitration, except that the Parties shall share the expenses of the facilities to conduct the arbitration and the fees of the arbitrator equally.
     SECTION 13.04. Injunctive Relief. The foregoing notwithstanding, each Party shall have the right to seek injunctive relief in an applicable court of law or equity to preserve the status quo pending resolution of the dispute and enforce any decision relating to the resolution of the dispute.
[signature page follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

THE E.W. SCRIPPS COMPANY
By:
Name:
Title:

SCRIPPS NETWORKS INTERACTIVE, INC.
By:
Name:
Title:

EXHIBIT A-1
                                        , 200

Attention:
Re: INDEPENDENT ACTUARY AGREEMENT REGARDING PENSION PLAN TRANSFER
Dear [Sir/Madam]:
The Employee Benefits Agreement dated                                         , 2008 (the “Agreement”) (copy enclosed) requires a spin-off from the EWS Retirement Plan and a transfer to the SNI Retirement Plan of pension and ancillary benefits liabilities and assets for SNI Plan Participants in accordance with Section 3.02 of the Agreement. Capitalized terms used but not defined in this letter shall have the meanings ascribed in the Agreement, the terms of which are incorporated herein by reference.
     As provided in Sections 3.02(b)(ii), (b)(iii), and (b)(iv) of the Agreement, calculations of the Estimated Retirement Plan Transfer Amount, the Initial Asset Transfer, the Initial Transfer Amount, and the Revised Retirement Plan Transfer Amount were made by the EWS Actuary. The calculation of the Revised Retirement Plan Transfer Amount has been reviewed by the SNI Actuary and the SNI Actuary disagrees with [INSERT NUMBER OF DISPUTED ISSUES] aspects of the Revised Retirement Plan Transfer Amount calculation. The EWS Actuary and the SNI Actuary have communicated with each other and have been unable to resolve their disagreement. Therefore, SNI hereby invokes the provisions of Section 3.02(b)(iv)(B) of the Agreement, and proposes that EWS and SNI select and equally share the expense of a mutually agreeable third enrolled actuary (“TEA”) to promptly resolve the disagreement on a final and binding basis on the terms set out in this letter:
1.	Objective. The objective of EWS and SNI is to resolve promptly the disagreement between their actuaries through use of the procedure provided for in Section 3.02(b)(iv)(B) of the Agreement. EWS and SNI agree to act promptly and in good faith to carry out and complete the disagreement resolution procedures set out in Section 3.02(b)(iv)(B) of the Agreement.

2.	Criteria for Selecting the TEA. EWS and SNI agree that the TEA should be a person who has all of the following attributes: (1) He or she is currently practicing, or within the past ten years practiced, in a large, nationally recognized actuarial consulting firm or accounting firm which employs actuaries (e.g., Mercer, Watson Wyatt, PricewaterhouseCoopers, etc.); (2) he or she has substantial experience with defined benefit pension plans covering large numbers of employees; (3) he or she has substantial experience with pension plan transfers and corporate merger and acquisition transactions; (4) neither the individual enrolled actuary nor his or her firm or personal office has provided actuarial consulting services relating to the Benefit Plans within the past two years to EWS, SNI, or any of their Subsidiaries or Affiliates or the employee benefit plans of any such Subsidiary or Affiliate, or, if an accounting firm, the firm does not serve as auditor for EWS, SNI, or any of their Subsidiaries or Affiliates; (5) neither the individual enrolled actuary nor his or her firm currently or at any time in the past has provided services specifically to the EWS Retirement Plan, the SNI Retirement Plan, or any plan that has been merged into either such plan;

and (6) neither the individual enrolled actuary nor his or her firm has previously been contacted by EWS, SNI, or any of their Subsidiaries or Affiliates or representatives about this matter, and otherwise they have no prior knowledge of this matter.

EWS and SNI will, within 15 days from the date EWS endorses a copy of this letter, simultaneously submit to each other a list of up to six names of either individual enrolled actuaries or actuarial consulting or accounting firms (including, in the case of a firm, a particular United States office of that firm, e.g., “Towers Perrin, New York Office,” or “Buck Consultants, Pittsburgh Office”). The names on each list will meet all of the six criteria set out in paragraph 1 above. If any name appearing on a party’s list (the “Nominating Party”) is known by the other party (the “Receiving Party”) not to meet all of the six criteria set out in paragraph 1 above, the Receiving Party will immediately notify the Nominating Party of that fact (including specification of the criterion or criteria not met) and the nominated individual or firm will be stricken from the list. In that event, the Nominating Party may, at its election, substitute another name for the name so stricken. Each party will disclose to the other party any relationship it has had since [INSERT DATE TWO YEARS PRIOR TO DISTRIBUTION DATE] with any individual or firm appearing on either list, even if such relationship does not disqualify the nominated individual or firm.

If the name of any individual actuary or firm office appears on both lists, that person or firm office will automatically be agreed to as the TEA selected by EWS and SNI. If more than one name appears on both lists, the TEA will be the first name chosen by lot from among such names. The parties will approach the TEA so selected (or will approach such selected TEAs seriatim, in the order chosen by lot, if more than one name appears on both lists) under the solicitation procedure described in paragraph 3 below, until the selected TEA (or one of the selected TEAs) accepts the assignment on the terms in the “Proposal Package” (defined below). In the event that the selected TEA (or all of such selected TEAs) does/do not accept the assignment, then the procedures set forth below will be followed to identify the TEA.

If no individual actuary or firm office appears on both lists (or all such individuals or firms reject the assignment), then representatives of EWS and SNI will discuss all of the individuals or firms included in both lists and will in good faith agree on up to four of those individuals or firms (the “Candidates”) as acceptable to be the TEA. Under the solicitation procedure described in paragraph 3 below, EWS and SNI will then jointly approach those four individuals or firms, seriatim (one at a time, in the order chosen by lot), to ascertain their availability and acceptance of the assignment on the terms proposed. The first such Candidate that accepts the assignment on the terms proposed will be the TEA selected by EWS and SNI in accordance with Section 3.02(b)(iv)(B) of the Agreement. For example, EWS and SNI will send a Proposal Package (defined below) to the first Candidate; if that Candidate accepts the assignment on the terms in the Proposal Package, then that Candidate will be the TEA; if the first Candidate does not accept the assignment on the terms proposed within a reasonable period (not more than 10 days), then a Proposal Package will be sent to the second Candidate, and so on, until a Candidate accepts on the terms in the Proposal Package. If no Candidate accepts the assignment, the parties will promptly recommence the process set out in this paragraph 2.

3.	Solicitation Procedure. Having so identified the TEA or up to four Candidates, SNI and EWS will jointly send to such TEA(s) or Candidates, seriatim as described above, a written description and proposal for the project (the “Proposal Package”). Neither EWS nor SNI will independently contact or discuss the matter with any Candidate; if a Candidate contacts either EWS or SNI or their representatives to discuss the project or request additional information, SNI or EWS, as the case may be, will immediately join the other party or a representative thereof in the

2

response to or any discussion with the Candidate, and will not in any event proceed in discussions with the Candidate or such other party.

SNI and EWS will agree on and jointly prepare the Proposal Package; it is assumed that the Proposal Package will be relatively brief, including only enough information to identify the parties, describe the specifics of their actuaries’ disagreement, include a copy of the Agreement, describe the function of the TEA in resolving the disagreement, and describe the limits and time frame within which the TEA’s work is to be completed. To facilitate the prompt creation of the Proposal Package: SNI will prepare a draft of the package which shall be reviewed promptly by EWS; reasonable changes and additions may be proposed by EWS; the final terms of the Proposal Package will consist of the draft proposed by SNI incorporating the reasonable changes and additions proposed by EWS. The final Proposal Package will be completed within 15 days from the date a copy of this letter is endorsed by EWS, or within seven days following receipt of the draft by EWS, whichever period ends later.

EWS and SNI will jointly execute any engagement letter, fee agreement or any other documentation required by the selected TEA. EWS and SNI will equally share the fees and expenses of the TEA and each will promptly pay one-half of the amount charged on each invoice submitted by the TEA.

4.	Scope of the TEA’s Functions. The function and authority of the TEA is limited to deciding the [INSERT NUMBER OF DISPUTED ISSUES] issues on which the enrolled actuaries selected by EWS and SNI have disagreed, specifically:
(a)	[Insert description of the issue(s) to be resolved by the TEA.]

(b)	[Insert description of the issue(s) to be resolved by the TEA.]

(c)	[ETC.]
The TEA may reach any decision with respect to these [INSERT NUMBER OF DISPUTED ISSUES] issues; i.e., the TEA may decide that the issue will be resolved wholly as proposed by the SNI Actuary, by the EWS Actuary, or at any amount between their positions. The amount of assets transferred attributable to each such issue as decided by the TEA shall not be more than the amount that would have been transferred based on the position of the SNI Actuary with respect to the issue nor less than the amount that would have been transferred based on the position of the EWS Actuary with respect to the issue.

The TEA is not expected or authorized to review or decide any issue other than the [INSERT NUMBER OF DISPUTED ISSUES] issue(s) above, or to make any calculation or determination regarding the transfer of assets and liabilities from the EWS Retirement Plan to the SNI Retirement Plan. In no event will any decision or action of the TEA result in any reduction in the Initial Cash Transfer or the Initial Transfer Amount heretofore transferred from the EWS Retirement Plan to the SNI Retirement Plan.

A condition of the engagement of the TEA will be that he or she shall agree to make and communicate his or her decisions within 30 days after he or she receives the last of the written communications referred to in the first sentence of paragraph 5 below. The TEA will be required to present his or her decisions in a writing addressed jointly to EWS and SNI. The written report of the TEA should also include a statement that he or she is independent of the parties, has no conflict of interest with respect to the engagement, had no contact with either party concerning this matter prior to being contacted jointly by the parties, and satisfies all six of the criteria set

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out in paragraph 2 above. It is expected that the decision rendered by the TEA will be sufficient to enable EWS to calculate (subject to review by the SNI Actuary) the Final Retirement Plan Transfer Amount. In the event of any dispute by the parties’ actuaries over the calculations done following the decision of the TEA, such dispute shall be referred to the TEA for resolution. After such resolution, the EWS Actuary will complete a final calculation of the Final Retirement Plan Transfer Amount that is consistent with the resolution of the TEA.

If such final calculation requires a higher amount to be transferred than the Initial Transfer Amount (adjusted for ___ interest as required by the Agreement), EWS will promptly (and in any event not more than 30 days after receipt of the written decision of the TEA) cause the EWS Retirement Plan to transfer such additional amount (plus interest at ___) to the SNI Retirement Plan.

5.	Communications with the TEA. Within 10 days after the TEA is engaged, EWS and SNI shall each communicate to the TEA in writing (the “Initial Communication”) the positions of their respective enrolled actuaries with respect to the [INSERT NUMBER OF DISPUTED ISSUES] issues to be decided by the TEA. Such Initial Communication may include copies of the parties’ prior correspondence (including correspondence between the EWS and SNI Actuaries). As soon as the TEA has received the Initial Communication from both parties, the TEA will then simultaneously furnish to each party a copy of the Initial Communication provided by the other party. Within 10 days after receiving a copy of the other party’s Initial Communication from the TEA, a party may submit to the TEA a written communication (a “Rebuttal Statement”) setting forth any additional information or comments in response to the other party’s Initial Communication. As soon as the TEA has received a Rebuttal Statement from each party, or if earlier, upon expiration of the 10-day time period for submitting Rebuttal Statements, the TEA shall simultaneously furnish to each party a copy of any Rebuttal Statement provided by the other party.

Except for the Proposal Package, the Initial Communications and the Rebuttal Statements (if any), neither EWS nor SNI nor any of their agents or representatives will initiate any other contact or communication with the TEA. The TEA may, however, contact EWS or SNI or their representatives or actuaries to request additional documents, information or opinions. EWS or SNI, or their representatives or actuaries, as the case may be, will respond to any such request from the TEA, but the responding party will immediately advise the other party of any such contact and provide a copy of any written response or a written summary with regard to any oral communications. Upon receipt of any such copy of summary, the receiving party may, if it so elects, communicate in a similar manner (written or oral) to the TEA any comments that such party may have that are relevant to the matter(s) that were the subject of the communications between the TEA and the other party.

If so requested by the TEA, the parties will meet in person or have a telephone conference call with the TEA. Any such meeting or call will be attended by such representatives of EWS or SNI as each of them decides is appropriate.

All written (including facsimile and E-mail) correspondence, notices and other documentation prepared by or received by EWS or SNI or their representatives relating to this matter, will be addressed to, or a copy thereof shall be simultaneously furnished to, the following persons at EWS and SNI:

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If any time period specified herein would otherwise end on a Saturday, Sunday or legal holiday in Ohio, then such time period shall be extended to the next regular business day.
********
Please indicate EWS’s agreement to the terms set forth herein, by endorsing the enclosed copy of this letter and returning it to the undersigned.

Sincerely, SCRIPPS NETWORKS INTERACTIVE, INC.
By:
Name:
Title:
Date:

Acknowledged and Agreed:

THE E.W. SCRIPPS COMPANY
By:
Name:
Title:
Date:

101934041.14, Employee Matters Agreement

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